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EXHIBIT 2.1

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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.,

                             LTDN ACQUISITION CORP.,

                                       AND

                                LTDNETWORK, INC.

                          Dated as of August 11, 2004

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      THE MERGER..................................................... 2
     1.1 The Merger............................................................2
     1.2 Closing...............................................................2
     1.3 Effective Time of the Merger..........................................2
     1.4 Subsequent Actions....................................................2
     1.5 Effects of the Merger.................................................3
     1.6 Tax Consequences......................................................3

ARTICLE II     EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES OF THE COMPANY
               AND ACQUISITION; EXCHANGE PROCEDURES............................3
     2.1 Effect on Capital Stock...............................................3
     2.2 Exchange of Certificates..............................................7
     2.3 Company Stock Options.................................................9
     2.4 Purchase Price Adjustment............................................10
     2.5 Securities Act Compliance............................................11

ARTICLE III    REPRESENTATIONS AND WARRANTIES.................................11
     3.1 Representations and Warranties of the Company........................11
     3.2 Representations and Warranties of Parent and Acquisition.............24

ARTICLE IV     COVENANTS RELATING TO CONDUCT OF BUSINESS......................35
     4.1 Affirmative Covenants................................................35
     4.2 Negative Covenants...................................................36

ARTICLE V      ADDITIONAL AGREEMENTS..........................................39
     5.1 Access to Information; Confidentiality...............................39
     5.2 Fees and Expenses....................................................40
     5.3 No Solicitation or Other Negotiations................................40
     5.4 Brokers or Finders...................................................41
     5.5 Reasonable Best Efforts..............................................41
     5.6 Publicity............................................................42
     5.7 Notification of Certain Matters......................................42
     5.8 Preparation of the Proxy Statement; Parent Special Meeting...........42
     5.9 Appointment of Directors.............................................43
     5.10 Compliance with the Securities Act..................................43
     5.11 LTDN Interim Notes..................................................43
     5.12 Non-Disclosure and Invention Assignment Agreements..................43

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                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE VI     CONDITIONS PRECEDENT...........................................43
     6.1 Conditions to Each Party's Obligation to Effect the Merger...........43
     6.2 Conditions to the Obligation of Parent and Acquisition to Effect
         the Merger...........................................................44
     6.3 Conditions to Obligation of the Company to Effect the Merger.........45

ARTICLE VII    TERMINATION AND ABANDONMENT....................................46
     7.1 Termination and Abandonment..........................................46
     7.2 Effect of Termination................................................47

ARTICLE VIII   MISCELLANEOUS..................................................48
     8.1 Survival of Representations, Warranties, Covenants and Agreements....48
     8.2 Specific Performance.................................................48
     8.3 Notices..............................................................48
     8.4 Interpretation.......................................................49
     8.5 Counterparts.........................................................49
     8.6 Entire Agreement; No Third Party Beneficiaries.......................49
     8.7 Amendment............................................................50
     8.8 Waiver...............................................................50
     8.9 Governing Law........................................................50
     8.10 Submission to Jurisdiction..........................................50
     8.11 Assignment..........................................................50
     8.12 Severability........................................................51

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                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 11, 2004 (this "Agreement"), is made and entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation ("PARENT"), LTDN ACQUISITION CORP., a Delaware corporation ("ACQUISITION"), and LTDNETWORK, INC., a Delaware corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, Parent, Acquisition and the Company (a) previously entered into an Agreement and Plan of Merger dated as of June 18, 2003 (the "ORIGINAL AGREEMENT") and (b) desire to amend and restate the Original Agreement;

         WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company has unanimously deemed it advisable and in the best interests of their respective stockholders for the Company to merge with and into Acquisition (the "MERGER") pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL") upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Parent has unanimously adopted the certificate of designations in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS") setting forth the terms of the Series A Convertible Preferred Stock, par value $0.001, of Parent (the "PARENT CONVERTIBLE PREFERRED STOCK");

         WHEREAS, the Board of Directors of Parent has unanimously approved the Warrant Agreement in the form attached hereto as Exhibit B (the "WARRANT AGREEMENT") which provides for the issuance of warrants (the "PARENT WARRANTS") to purchase shares of Parent Convertible Preferred Stock;

         WHEREAS, the number of authorized shares of common stock, par value $0.001, of Parent (the "PARENT COMMON STOCK") under Parent's Certificate of Incorporation is not sufficient to convert the shares of Parent Convertible Preferred Stock to be issued hereunder or purchased upon exercise of a Parent Warrant into Parent Common Stock;

         WHEREAS, the Board of Directors of Parent has unanimously deemed it advisable and in the best interests of the stockholders of Parent to adopt an amendment to Parent's Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION AMENDMENT") to increase the authorized shares of Parent Common Stock (as hereinafter defined) to 500,000,000 shares of Parent Common Stock;

         WHEREAS, the meeting of the stockholders of Parent to adopt the Certificate of Incorporation Amendment will not occur until after the Effective Time (as hereinafter defined); and


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         WHEREAS, Parent, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, the Company shall be merged with and into Acquisition at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and Acquisition shall continue as the surviving corporation under the name "LTDnetwork, Inc." and shall succeed to and assume all of the rights and obligations of the Company in accordance with the DGCL. As the context requires, Acquisition is sometimes hereinafter referred to as the "SURVIVING CORPORATION."

         1.2 CLOSING. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 7.1, the consummation of the Merger (the "CLOSING") shall take place as promptly as practical following the satisfaction or waiver (subject to applicable Law (as hereinafter defined)) of all of the conditions (other than those conditions which by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI (the "CLOSING DATE"), at the offices of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, NY, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME OF THE MERGER. At Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective upon such filing or at such time thereafter as Parent, Acquisition and the Company shall agree and specify in the Certificate of Merger (the "EFFECTIVE Time").

         1.4 SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Parent, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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         1.5 EFFECTS OF THE MERGER.

         (a) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

         (b) The directors and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

         (c) The Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Merger until thereafter amended in accordance with its terms and the DGCL; provided that Article I thereof shall be amended and restated to read: "The name of this corporation shall LTDnetwork, Inc.".

         (d) The Bylaws of Acquisition as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Merger until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Surviving Corporation.

         1.6 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code and related Treasury Regulations; PROVIDED HOWEVER that no party hereto makes any representations or warranties or any other assurances to such effect.

                                   ARTICLE II

               EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES
               OF THE COMPANY AND ACQUISITION; EXCHANGE PROCEDURES

         2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK") or the holder of any shares of Parent Common Stock:

         (a) COMMON STOCK OF ACQUISITION. Each share of common stock, par value $0.001 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each stock certificate of Acquisition evidencing ownership of any shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

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         (b) CONVERSION OF COMPANY COMMON STOCK. (i) Each share of Company
Common Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as hereinafter defined) and Excluded Shares (as hereinafter defined) shall be converted into the right to receive (the "MERGER CONSIDERATION") that number of (A) shares of Parent Convertible Preferred Stock equal to the Exchange Ratio (the "PREFERRED STOCK Consideration") and (B) Parent Warrants equal to the Warrant Exchange Ratio (the "WARRANT CONSIDERATION").

                  (ii) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Parent or Acquisition (collectively, the "EXCLUDED SHARES") shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                  (iii) Definitions.

                           (A) "ADDITIONAL AMOUNT" means the number of shares of
                  Parent Convertible Preferred Stock determined by calculating the Additional Amount per the following formula:

                               N = (O+B+N)(0.72)-B

                       Where:

                       N = Additional Amount

                       O = Aggregate Parent Number

                       B = Base Amount

                           (B) "AGGREGATE COMMON NUMBER" means the sum of (1)
                  the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and (2) the number of shares of Company Common Stock issuable upon exercise, conversion or exchange of any security of the Company issued and outstanding as of the Effective Time that is exercisable, convertible or exchangeable into Company Common Stock (including Company Stock Options (as hereinafter defined)) whether by the terms of such security or pursuant to an agreement with the holder thereof to convert or exchange such security.

                           (C) "AGGREGATE PARENT NUMBER" means the sum of (1)
                  the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time and (2) the number of shares of Parent Common Stock issuable upon exercise, conversion or exchange of any security (including, any Parent Indebtedness (as hereinafter defined)) of Parent (other than the LTDN Interim Notes) issued and outstanding as of the Effective Time that is exercisable, convertible or exchangeable into Parent Common Stock (including Parent Stock

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                  Options (as hereinafter defined)) whether by the terms of such security or pursuant to an agreement with the holder thereof to convert or exchange such security; provided that shares of Parent Common Stock issued to the Company or any of its Subsidiaries (as hereinafter defined) or their respective officers and directors prior to, on or after the date of this Agreement shall not be included in the calculation of the Aggregate Parent Number. Without limiting the foregoing, the Aggregate Parent Number shall include all shares of Parent Common Stock, Parent Stock Options and Parent Convertible Securities issued or issuable pursuant to the Asset Purchase Agreement dated as of June 28, 2003 among Alfa-Pro Products GmbH, Parent and Alice Schlattl, as the same may be amended or modified from time to time.

                           (D) "AGGREGATE SHARE NUMBER" means the number of
                  shares of Parent Convertible Preferred Stock equal to the difference between (1) the quotient obtained by dividing (x) the Base Amount by (y) 400 and (2) the Note Share Amount.

                           (E) "BANK ACCOUNT AMOUNT" means the amount of
                  immediately available funds held in a bank account of the Company (the "CASH BANK ACCOUNT") at the Effective Time at a bank designated by the Company (and reasonably acceptable to Parent) at least ten days prior to the Closing Date with an office located in New York City, New York (the "COMPANY'S BANK").

                           (F) "BASE AMOUNT" means the number of shares of
                  Parent Convertible Preferred Stock equal to the quotient obtained by dividing (1) the product obtained by multiplying
                  (x) the Base Percentage by (y) the Aggregate Parent Number by
                  (2) the difference between (i) one and (ii) the Base
                  Percentage.

                           (G) "BASE PERCENTAGE" means the sum of (1) 0.29 and
                  (2) the difference between (x) 0.29 and (y) the product obtained by multiplying (i) the difference between (a) $5,000,000 and (b) the Certified Total Amount by (ii) 0.000000058.

                           (H) "CERTIFIED TOTAL AMOUNT" means an amount equal to
                  the sum of (1) the Net Cash Amount and (2) the LTDN Interim Note Amount, as set forth in a certificate (the "TOTAL AMOUNT CERTIFICATE") signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

                           (I) "EXCHANGE RATIO" means the quotient obtained by
                  dividing (1) the Aggregate Share Number by (2) the Aggregate Common Number.

                           (J) "LTDN INTERIM NOTE AMOUNT" means the sum of (1)
                  the aggregate principal and interest outstanding at the Effective Time under the LTDN Interim Notes and (2) the aggregate principal and interest that was outstanding prior to the Effective Time under the LTDN Interim Notes that has been converted into shares of Parent Common Stock prior to the Effective Time

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                           (K) "LTDN INTERIM NOTES" means the Promissory Notes
                  issued prior to the Closing Date by Parent and payable to the Company.

                           (L) "NET CASH AMOUNT" means an amount equal to the
                  difference between (1) the Bank Account Amount and (2) all obligations and liabilities of the Company and its Subsidiaries outstanding on the Closing Date of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto), other than any such obligations or liabilities that are converted into Company Common Stock on the Closing Date.

                           (M) "NOTE SHARE AMOUNT" means the number of shares of
                  Parent Convertible Preferred Stock equal to the quotient obtained by dividing (1) the number of shares of Parent Common Stock issued to LTDN in connection with the conversion of a LTDN Interim Note Amount into shares of Parent Common Stock, other than such shares of Parent Common Stock that (A) LTDN owns of record immediately prior to and immediately after the Effective Time and (B) are free and clear of all Liens (as hereinafter defined) immediately after the Effective Time by
                  (2) 400.

                           (N) "WARRANT EXCHANGE RATIO" means the quotient
                  obtained by dividing (1) the Warrant Share Number by (2) the Aggregate Common Number.

                           (O) "WARRANT SHARE NUMBER" means the number of shares
                  of Parent Convertible Preferred Stock equal to the quotient obtained by dividing (1) the Additional Amount by (2) 400.

         (c) ESCROW SHARES. Parent shall withhold (i) from the shares of Parent Convertible Preferred Stock to be issued at the Effective Time to the holders of Company Common Stock shares of Parent Convertible Preferred Stock equal to five percent (5%) of the Aggregate Share Number (the "ESCROW SHARES") and (ii) from the Parent Warrants to be issued at the Effective Time to the holders of Company Common Stock Parent Warrants equal to five percent (5%) of the Warrant Share Number (the "Escrow Warrants"). The portion of the Escrow Shares contributed on behalf of each holder of Company Common Stock shall be in proportion to the ratio of the aggregate Preferred Stock Consideration which such holder would otherwise be entitled to receive but for the withholding of the Escrow Shares to the aggregate Preferred Stock Consideration that would otherwise be received by all such holders but for the withholding of the Escrow Shares. The portion of the Warrant Shares contributed on behalf of each holder of Company Common Stock shall be in proportion to the ratio of the aggregate Warrant Consideration which such holder would otherwise be entitled to receive but for the withholding of the Warrant Shares to the aggregate Warrant Consideration that would otherwise be received by all such holders but for the withholding of the Warrant Shares.

         (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded appraisal rights in accordance with Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such holder shall

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have failed to perfect or shall have effectively withdrawn or lost such holder's appraisal right under the DGCL (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL). If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder shall be treated as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(b). The Company shall give prompt notice to Parent of any demands, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company for appraisal of shares of Company Common Stock.

         (e) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As of the Effective Time, all shares of Company Common Stock (other than Dissenting Shares and Excluded Shares), that are issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock being converted into the right to receive the Merger Consideration pursuant to Section 2.1(b) (the "CERTIFICATES") shall cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b).

         2.2 EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall appoint a bank or trust company, or other party acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration upon surrender of the Certificates. At the Effective Time, subject to Section 2.1(c), the Surviving Corporation shall deposit (or cause to be deposited) with the Exchange Agent, for the benefit of the holders of such Certificates, for exchange in accordance with this Article II, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1(b) (the "EXCHANGE FUND").

         (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail or deliver to each Person (as hereinafter defined) who was, at the Effective Time, a holder of record of Company Common Stock and whose shares are being converted into the Merger Consideration pursuant to Section 2.1(b) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall otherwise be in a form and have such other provisions as Parent may reasonably specify) containing instructions for use by holders of Company Common Stock to effect the exchange of their shares of Company Common Stock for the Merger Consideration as provided herein. As soon as practicable after the Effective Time, each holder of an outstanding Certificate or Certificates shall, upon surrender to the Exchange Agent of such Certificate or Certificates and such letter of transmittal duly executed and completed in accordance with the instructions thereto (together with such other documents as the Exchange Agent may reasonably request) and acceptance thereof by the Exchange Agent, be entitled to receive, subject to Section 2.1(c), in exchange therefore a certificate representing that number of whole shares of Parent Convertible Preferred Stock and that number of Parent Warrants which such holder has the right to receive pursuant to this Article II. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If shares of Parent Convertible

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Preferred Stock and Parent Warrants are to be remitted to a Person other than the Person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the receipt of the Merger Consideration by a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), at any time after the Effective Time, each Certificate shall be deemed to represent only the right to receive the Merger Consideration upon such surrender as contemplated by Section 2.1.

         (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Convertible Preferred Stock and Parent Warrants issued upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged as provided in this Article II.

         (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, subject to escheat and abandoned property and similar Laws.

         (e) NO LIABILITY. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Convertible Preferred Stock or Parent Warrants from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration and dividends in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such Merger Consideration and dividends in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

         (f) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Convertible Preferred Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to the right to vote or to any other rights of a stockholder of Parent. Any fractional share interests shall be rounded down to the nearest whole share of Parent Convertible Preferred Stock. In addition, no fractional interests in Parent Warrants shall be issued upon the surrender for exchange of Certificates. Any fractional interests in Parent Warrants shall be rounded down to the nearest whole Parent Warrant.

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         (g) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to shares of Parent Convertible Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Convertible Preferred Stock represented thereby and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Convertible Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Convertible Preferred Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Convertible Preferred Stock.

         (h) WITHHOLDING RIGHTS. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond or guarantee in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement.

         2.3 COMPANY STOCK OPTIONS. Prior to the Effective Time, the Company shall send a notice to all holders of options to purchase shares of Company Common Stock ("COMPANY STOCK OPTIONS") granted under the stock option plan of the Company (the "COMPANY STOCK OPTION PLAN") (a) specifying that the Company Stock Options shall not be assumed in connection with the Merger, (ii) specifying that any Company Stock Options outstanding as of the Effective Time shall terminate and be canceled at such time and (iii) setting forth instructions with respect to how to exercise the Company Stock Options.

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         2.4 PURCHASE PRICE ADJUSTMENT.

         (a) Within 60 days after the Closing Date, Parent shall prepare and deliver to Jim Samuelson (the "REPRESENTATIVE") a statement (the "STATEMENT"), certified by the independent auditor of the Company, setting forth the Net Cash Amount as of the close of business on the Closing Date ("CLOSING NET CASH AMOUNT").

         (b) (i) During the 60-day period following the Representative's receipt of the Statement, the Representative and his independent auditors shall be permitted to review the working papers relating to the Statement and any other books and records of the Company reasonably requested by the Representative. The Statement shall become final and binding upon the parties on the 60th day following delivery thereof, unless the Representative gives written notice of his disagreement with the Statement (a "NOTICE OF DISAGREEMENT") to Parent prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Parent in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Parent and the Company on the earlier of (A) the date Parent and the Representative resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of a Notice of Disagreement, Parent and the Representative shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Parent and the Representative shall submit to an independent accounting firm (the "ACCOUNTING FIRM") for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement. The Accounting Firm shall be a firm agreed upon by the Representative, the Company and Parent in writing. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

         (ii) The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 2.4 shall be borne by Parent.

         (c) If the sum (the "ACTUAL TOTAL AMOUNT") of (i) the Closing Net Cash Amount and (ii) the LTDN Interim Note Amount is less than the Certified Total Amount, then the Base Percentage and the Base Amount shall be calculated by substituting the Actual Total Amount for the Certified Total Amount and the number of shares of Parent Convertible Preferred Stock equal to the quotient obtained by dividing (1) the difference between (I) the Base Amount calculated using the Certified Total Amount and (II) the Base Amount calculated using the Actual Total Amount by (2) 400, shall be subtracted from the Escrow Shares and returned to the treasury of Parent and, to the extent such shares are subtracted from the Escrow Shares, an equivalent number of Parent Warrants and all Escrow Warrants shall be issued to the Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Warrant Consideration received by such holders. If there are Escrow Shares remaining after any reduction in the Escrow Shares is made in accordance with the immediately preceding sentence, then such remaining Escrow Shares shall be issued to the Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Preferred Stock Consideration received by such holders.

         (d) If the Actual Total Amount is greater than the Certified Total Amount, then the Base Percentage and the Base Amount shall be calculated by substituting the Actual Total Amount for the Certified Total Amount and the number of shares of Parent Convertible Preferred Stock equal to the quotient obtained by dividing (a) the difference between (I) the Base Amount calculated using the Actual Total Amount and (II) the Base Amount calculated using the Certified Total Amount by (b) 400 shall be issued to Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Convertible Preferred Consideration received by such holders and, to the extent such holders receive such shares of Parent Convertible Preferred Stock, an equivalent number of Escrow Warrants shall be canceled. If there are any Escrow Warrants remaining after any reduction in the Escrow Warrants is made in accordance with the immediately preceding sentence, then such remaining Escrow Warrants shall be issued to the Persons who were holders of Company Common Stock immediately prior to the Effective Time on a pro rata basis in proportion to the Warrant Consideration received by such holder. Any additional shares of Parent Convertible Preferred Stock issued pursuant to this Section 2.4(d) shall be deemed part of the Preferred Stock Consideration.

         2.5 SECURITIES ACT COMPLIANCE. The shares of Parent Convertible Preferred Stock and Parent Warrants issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act and/or Regulation S promulgated under the Securities Act and, as such, will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The certificates for the shares of Parent Convertible Preferred Stock and the Parent Warrants to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and any applicable state securities laws. It is acknowledged and understood that Parent is relying upon certain written representations made by holders of Company Common Stock in the Shareholder Certificates in a form to be agreed upon by Parent and the Company (the "Shareholder Certificate").

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule, dated the date hereof, delivered by the Company to Parent at or prior to delivery of this Agreement, the Company represents and warrants to Parent and Acquisition as follows:

         (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date, the Company will be in good standing under the laws of the State of Delaware. Each Subsidiary (as defined below) of the Company is a corporation, partnership or a limited liability company duly organized, validly existing and, as of the Closing Date will be, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Effect (as defined below). Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or be licensed to do business as a foreign corporation, partnership or limited liability company or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, (i) "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any such material adverse effect (A) arising as a result of changes in (x) the general economic conditions in any of the countries in which the Company and its Subsidiaries operates or (y) the industries in which the Company and its Subsidiaries operates or (B) resulting from the announcement of this Agreement; (ii) "SUBSIDIARY" shall mean, with respect to any party, any Person (as hereinafter defined) (A) of which such party or any other Subsidiary of such party is a general partner, (B) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is held by such party or by one or more of its Subsidiaries or (C) of which at least 50% of the equity interests (or economic equivalent) of such Person are, directly or indirectly, owned or controlled by such party or by one or more of its Subsidiaries, and (iii) "PERSON" shall mean any natural person, firm, partnership, limited liability company, joint venture, business trust, trust, association, corporation, company, unincorporated entity or other entity.

                             (b) CAPITAL STRUCTURE.

                  (i) THE COMPANY. The authorized capital stock of the Company consists of 180,000,000 shares of Company Common Stock. As of the date of this Agreement (the "CAPITALIZATION DATE"), 179,771,080 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held in the Company's treasury. On the Closing Date, all Company Stock Options and securities of the Company convertible into, or exchangeable or exercisable for, Company Common Stock (other than Company Stock Options) (the "COMPANY CONVERTIBLE SECURITIES") will be cancelled, exercised or converted, as the case may be. No bonds, debentures or notes of the Company or any Subsidiary thereof or other Company Indebtedness (as hereinafter defined) having any right to vote with the stockholders (or other equityholders) of the Company or such Subsidiary on matters submitted to the stockholders (or other equityholders) of the Company or such Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Since the Capitalization Date, no shares of capital stock of the Company and no other securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of the Company have been issued, other than shares of Company Common Stock and Company Convertible Securities. Except as set forth above or on SCHEDULE 3.1(b)(i), as of the Capitalization Date, there were no outstanding "phantom" stock, "phantom" stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the capital stock of the Company or the dividends paid on the capital stock of the Company or the revenues, earnings or financial performance, stock performance or any other attribute of the Company. Except as set forth above or on SCHEDULE 3.1(b)(i), there are no puts, calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of the Company, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, put, warrant, call, right, commitment or agreement. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights. To the knowledge of the Company, each holder of shares of Company Common Stock or Company Convertible Securities that is not an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) is not a "U.S. Person" (as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act) and is not acquiring any Merger Consideration for the account or benefit of a U.S. Person. As a result of the Merger, the Company Convertible Securities shall become convertible into the right to receive the consideration into which the underlying Company Common Stock would have been converted in the Merger had such conversion of Company Convertible Securities occurred immediately prior to the Effective Time.

                  (ii) AGREEMENTS RELATING TO CAPITAL STOCK. Except as set forth in this Agreement or on SCHEDULE 3.1(b)(ii), there are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company or any of its Subsidiaries. All registration rights agreements, stockholders' agreements and voting agreements to which the Company or any of its Subsidiaries is a party are identified on SCHEDULE 3.1(b)(ii).

                  (iii) SUBSIDIARIES. All operating Subsidiaries of the Company, their respective jurisdictions of organization, their respective forms of organization and holders of their respective outstanding capital stock or other equity interests, are identified on SCHEDULE 3.L(b)(iii). Except as described on SCHEDULE 3.1(b)(iii), all outstanding shares of capital stock of, or other ownership interests in, such operating Subsidiaries are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all pledges, liens, hypothecations, claims, charges, security interests or other encumbrances of any kind (other than licenses to Intellectual Property (as hereinafter defined)) (collectively, "LIENS"). All such issued and outstanding shares of capital stock or other ownership interests are validly issued, fully paid and nonassessable and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other ownership interests in, any Subsidiary of the Company are reserved for issuance. Except as set forth on SCHEDULE 3.1(b)(iii), there are no outstanding shares of capital stock of any Subsidiary of the Company or securities directly or indirectly convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary of the Company or any outstanding awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the value, revenues, earnings or financial performance or any other attribute of any Subsidiary of the Company. Except as set forth on
         SCHEDULE 3.1(b)(iii), there are no calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of any Subsidiary of the Company.

         (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

                  (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated by this Agreement. The Company's execution and delivery of this Agreement and, subject to the Company Stockholder Approval, the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Acquisition, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (ii) Except as set forth on SCHEDULE 3.1(c)(ii), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any breach or violation of, or default (with or without notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any material obligation under, or the loss of any material assets (including any material intellectual property assets) or the creation of any Lien under (any of the foregoing, a "VIOLATION"), (A) any provision of the certificate or articles of incorporation or bylaws (or other organizational documents) of the Company or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Company Permit (as hereinafter defined), or other agreement, obligation, instrument, concession, franchise or license to which the Company or any Subsidiary of the Company is a party or by which any of their respective properties or assets are bound, (C) assuming that all consents, approvals, authorizations and other actions described in
         Section 3.1(c)(iii) have been obtained and all filings and other obligations described in Section 3.1(c)(iii) have been made or fulfilled, any statute, law, ordinance, rule, regulation or listing requirement, permit or authorization (collectively, "LAWS") applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (D) any writ, judgment, decree, award, consent decree, waiver, stipulation, consent, settlement agreement, subpoena, complaint, citation, notice, summons, temporary restraining order, temporary or permanent injunction, stay, ruling or order of any Governmental Entity (collectively, "ORDERS") applicable to the Company or any of its Subsidiaries or their respective properties or assets except, in the case of clauses (B), (C) and (D) for any Violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (iii) No consent, approval, franchise, license, order or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any court, tribunal, judicial body, arbitrator, stock exchange, administrative or regulatory agency, self-regulatory organization, body or commission or other governmental or quasi-governmental authority or instrumentality, whether local, state or federal, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing of a certificate of merger and any related documents with the Secretary of State of the State of Delaware and appropriate documents, if any, with the relevant authorities of other states in which the Company does business and (B) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made has not and would not reasonably be expected to have a Company Material Adverse Effect.

         (d) FINANCIAL STATEMENTS. Set forth on Schedule 3.1(d) is the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2002, and the related unaudited consolidated income statement, statement of changes in shareholders equity and cash-flow statement of the Company and its Subsidiaries for the fiscal year ended on such date (collectively, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements were derived from and are in accordance with the books and records of the Company and its consolidated Subsidiaries and fairly present the consolidated financial condition of the Company and such Subsidiaries as of the date thereof and the consolidated results of operations and cash flows of the Company and such Subsidiaries for the period then ended, subject to adjustments with respect to the audit of the Company Financial Statements, which adjustments will not be, individually or in the aggregate, material in amount or significance.

         (e) INTENTIONALLY OMITTED.

         (f) COMPLIANCE WITH LAWS. The conduct by the Company and its Subsidiaries of their respective businesses has been and is in compliance with all applicable Laws, except where the failure to be in compliance has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (g) COMPANY PERMITS. The Company and its Subsidiaries hold all of the permits, licenses, variances, exemptions, orders, franchises, authorizations, rights, registrations, certifications, accreditations and approvals of Governmental Entities that are necessary for the lawful conduct of the businesses of the Company and its Subsidiaries (each a "COMPANY PERMIT"), and are in compliance with the terms thereof, except where the failure to hold such Company Permit or to be in compliance with the terms thereof has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company and any of its Subsidiaries has received any notice of any action pending or threatened by any Governmental Entities to revoke, withdraw or suspend any Company Permit and no event has occurred which, with or without the giving of notice, the passage of time, or both, has resulted in or would reasonably be expected to result in a revocation, withdrawal or suspension of any Company Permit, except for any such events that have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (h) LITIGATION; INSPECTIONS AND INVESTIGATIONS, ETC. Except as set forth and described on SCHEDULE 3.1(H), there is no claim, suit, action, survey, review, audit, investigation, inquiry or other proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries ("COMPANY LITIGATION") the resolution of which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Order outstanding against the Company or any of its Subsidiaries or affecting any of their respective properties or assets or business operations the operation or effect of which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (i) TAXES. Except as set forth on SCHEDULE 3.1(I), each of the Company, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member (A) has duly filed with the appropriate taxing authority all material tax returns, reports, declarations, estimates, information returns and statements, including any related schedules, attachments or other supporting information and including any amendment thereto ("TAX RETURNS") required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and such Tax Returns are true, correct and complete in all material respects; (B) has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Company or any of its Subsidiaries is liable; and
(C) has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has in all material respects timely withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over. Except as set forth on
SCHEDULE 3.1(I), no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with regard to any federal, state, local or foreign taxes for which the Company or any of its Subsidiaries could reasonably be expected to be liable, and no deficiencies for any such taxes have been proposed, asserted or assessed, or to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries pursuant to any such examination of the Company or any of its Subsidiaries by any such federal, state, local or foreign taxing authority with respect to any period. All material deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the Company Financial Statements. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any taxes. Except as set forth on SCHEDULE 3.1(I), none of the Company or any of its Subsidiaries (i) has been a member of any "affiliated group" (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or
(ii) has any liability for the taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise. Section 162(m) of the Code has not and will not apply to disallow or otherwise limit the deductibility of any compensation realized by any employee of the Company or any of its Subsidiaries, whether such compensation results from the payment of salary and bonus, the exercise of employee stock options or otherwise. Neither the Company nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. The Company has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. ss. 1.6011-4(b)(2). As used in this Agreement the term "taxes" includes all domestic or foreign, federal, state or local income, franchise, property, sales, use, ad valorem, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes or governmental charges, fees, levies, imposts, duties or other like assessments including obligations for withholding taxes from payments due or made to any other person, together with any interest, penalties, fines or additional amounts imposed by any taxing authority or additions to tax.

         (j) PENSION AND BENEFIT PLANS; ERISA; EMPLOYMENT MATTERS.

                  (i) For purposes of this Agreement, the "Plan" of a Person shall refer to any of the following maintained by such Person, any of its Subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which such Person, any of its Subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan or program, whether written or oral, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (ii) SCHEDULE 3.1(j)(ii) identifies each Plan of the Company. Except as set forth on SCHEDULE 3.1(j)(ii), none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has maintained or contributed to any of the following:

                           (A) a defined benefit plan subject to Title IV of
                  ERISA;

                           (B) a "Multiemployer Plan" as defined in Section 4001
                  of ERISA; or

                           (C) a "Multiple Employer Plan" as that term is
                  defined in Section 413(a) of the Code.

                  (iii) No event has occurred and no condition or circumstance currently exists, in connection with which the Company, any of its Subsidiaries, their respective ERISA Affiliates or any Plan of the Company, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law applicable to any Plan of the Company which has had or would reasonably be expected to have a Company Material Adverse Effect.

                  (iv) With respect to each Plan of the Company, (A) all material payments due from the Company or any of its Subsidiaries to date have been made and all material amounts that should be accrued as liabilities of the Company or any of its Subsidiaries which have not been paid have been properly recorded on the books of the Company, (B) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualifications as of the date specified in SCHEDULE 3.1(j)(iv) or has filed or has time remaining to file for such a determination letter with the Internal Revenue Service within the time permitted under applicable Treasury Regulations or Internal Revenue Service Pronouncements, and (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the Company's knowledge, threatened with respect to such Plan or against the assets of such Plan, (D) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
         Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Plan of the Company, (E) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, its Subsidiaries or any of their respective ERISA Affiliates, threatened by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Company; and (F) none of the Company, its Subsidiaries or any of their respective ERISA Affiliates is subject to any penalty or tax with respect to any Plan of the Company under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code

                  (v) Except as set forth on SCHEDULE 3.1(j)(v), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (A) entitle any current or former employee, officer, consultant or director of the Company or any Subsidiary to any payment (whether severance pay or otherwise), unemployment compensation, forgiveness of indebtedness, distribution, increase in benefits, obligation to fund benefits or any other payment by the Company, except as may be required by applicable Law, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                  (vi) No Plan of the Company provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable Law, and the Company has never represented, promised or contracted (whether in oral or written form) to any current or former or retired employee, consultant or director of the Company or any of its ERISA Affiliates (either individually or as a group) or any other person that such individuals or other person would be provided with retiree health, except to the extent required by Law.

                  (vii) The Company is not liable in any material respect for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employee, consultant or director of the Company or any of its ERISA Affiliates (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Company, threatened claims or actions against the Company, its Subsidiaries or any of their respective ERISA Affiliates under any worker's compensation policy or long-term disability policy.

                  (viii) No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any current or former employees of the Company or any of its ERISA Affiliates. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee, consultant or director of the Company or any of its ERISA Affiliates, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any current or former employees of the Company or any of its ERISA Affiliates and no collective bargaining agreement is being negotiated by the Company.

                  (ix) For purposes of this Agreement, "ERISA Affiliates" of a Person means each corporation that is a member of the same controlled group as such Person or any of its Subsidiaries within the meaning of
         Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with such Person or any of its Subsidiaries within the meaning of Section 414(c) of the Code and any member of an affiliated service group that includes such Person, any of its Subsidiaries and any of the corporations, trades or business described above, within the meaning of Section 414(m) and 414(o) of the Code.

         (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2004 and except as disclosed in SCHEDULE 3.1(k), (i) each of the Company and its Subsidiaries has conducted its business, in all material respects, in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement or any of the transactions contemplated by this Agreement), (ii) no event has occurred and no action has been taken that would have been prohibited by the terms of Section 4.2(b) if such Section had been in effect as of and at all times since March 31, 2004 and (iii) there has not been any change, event, condition, circumstance or state of facts, individually or in the aggregate, that has had or that would reasonably be expected to have, a Company Material Adverse Effect.

         (l) NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on
SCHEDULE 3.1(l), there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, other than (i) liabilities reflected in the Company Financial Statements (together with the related notes thereto) and (ii) liabilities incurred in connection with the transactions contemplated by this Agreement.

         (m) INTELLECTUAL PROPERTY.

                  (i) DEFINITIONS: As used in this Agreement, the following terms shall have the following meanings:

                           (A) "INTELLECTUAL PROPERTY" means all of the
                  following: (i) U.S. and foreign trademarks, service marks, trade dress, logos, trade names, brand names, corporate names, assumed names, business names and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, the "TRADEMARKS"), (ii) Internet domain names ("DOMAIN NAMES"),
                  (iii) U.S. and foreign patents, industrial designs, invention disclosures, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority there from, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights related to the foregoing (collectively, the "PATENTS"),
                  (iv) U.S. and foreign copyrights, and all registrations and applications to register the foregoing (collectively, the "COPYRIGHTS"), (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law, including, but not limited to, business, technical and know-how information (collectively, the "TRADE SECRETS").

                           (B) "REGISTERED INTELLECTUAL PROPERTY" means Patents,
                  Trademark registrations and applications, Domain Names, Copyright registrations and applications, and any other Intellectual Property that is the subject of an application, certificate, filing or registration (or other document issued by, filed with or recorded by any Governmental Entity).

                           (C) "COMPANY OWNED IP" means any Intellectual
                  Property that is owned by the Company or its Subsidiaries.

                           (D) "COMPANY LICENSED IP" means any Intellectual
                  Property that is licensed (or other similar agreement) to the Company or its Subsidiaries.

                           (E) "COMPANY INTELLECTUAL PROPERTY" means the Company
                  Owned IP and Company Licensed IP.

                  (ii) Except as set forth on SCHEDULE 3.1(m)(ii), the Company or a Subsidiary thereof is the owner of the entire right, title and interest in and to the Company Owned IP, free and clear of all Liens, and is entitled to use such Company Owned IP in the continued operation of its respective business;

                  (iii) The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for all material Company Owned IP that constitutes Registered Intellectual Property and all such Registered Intellectual Property, is in full force and effect, and has not been cancelled and is not subject to any outstanding court order, judgment or decree restricting the use thereof by the Company or its Subsidiaries;

                  (iv) With respect to each item of Company Licensed IP, the Company or a Subsidiary of the Company has the right to use material Company Licensed IP in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Company Licensed IP, all of which licenses or other agreements are valid and enforceable, binding on all parties thereto and in full force and effect, and no Person has advised the Company or any Subsidiary of the Company of any claimed violation of the terms of any such licenses or agreements;

                  (v) Except as has not and would not reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries as currently conducted and the use of the Company Intellectual Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any Intellectual Property of any other Person and no claim has been asserted against the Company or any of its Subsidiaries, and the Company has no knowledge of any basis for such claim, that the conduct of such business or such use of the Company Intellectual Property constitutes such a conflict, infringement, violation, interference or appropriation;

                  (vi) Except as would not individually or in the aggregate have a Company Material Adverse Effect, no current or former director, officer, or employee of the Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Company Intellectual Property, except as provided by applicable Law;

                  (vii) The Company and its Subsidiaries have taken reasonable measures to protect, preserve and maintain the confidentiality and secrecy of Company Intellectual Property that is a Trade Secret, except as would not individually or in the aggregate have a Company Material Adverse Effect;

                  (viii) Except as would not individually or in the aggregate have a Company Material Adverse Effect, to the knowledge of Company, no Person is infringing or misappropriating any Company Owned IP; and

                  (ix) SCHEDULE 3.1(m)(ix) contains a complete and accurate listing of all Company Intellectual Property (other than Domain Names) that is material to the assets, properties, business, operations or condition (financial or other) of the Company and its Subsidiaries, taken as a whole and, with respect to such material Company Owned IP that constitutes Registered Intellectual Property, the date of application and the date of issuance, if any.

         (n) REAL PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property.

         (o) CONTRACTS. (A) Subsections (i) through (vi) of PART A OF SCHEDULE 3.1(O) each contain a complete and accurate listing of the following contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations, whether written or oral (and, if oral, a complete and accurate summary thereof), to which the Company or any Subsidiary of the Company is a party:

                  (i) each contract, agreement, commitment, lease, license, arrangement, instrument and/or obligation which is reasonably likely to involve aggregate annual payments by or to the Company or any Subsidiary of the Company of more than $50,000;

                  (ii) all collective bargaining agreements and Plans of the Company maintained for or providing benefits to employees of, or independent contractors or other agents for, the Company or any Subsidiary of the Company;

                  (iii) all contracts and agreements relating to (A) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of the Company or any of its Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by the Company or any of its Subsidiaries, (C) any lease obligations of the Company or any of its Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of the Company or any of its Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of the Company or any of its Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "COMPANY INDEBTEDNESS") or any Liens upon any properties or assets of the Company or any Subsidiary of the Company as security for Company Indebtedness;

                  (iv) all leases or subleases relating to real property;

                  (v) all contracts and agreements that restrict the ability of the Company and/or any Subsidiary or affiliate of, or successor to, the Company, or, to the knowledge of the Company, any executive officer of the Company or any Subsidiary thereof, to compete in any line of business or with any Person or in any geographic area or during any period of time, or grant any exclusive license to Company Owned IP; and

                  (vi) all other contracts, agreements, commitments, leases, licenses, arrangements, instruments and/or obligations, whether or not made in the ordinary course of business, which are material to the Company or any Subsidiary of the Company in the conduct of their respective businesses, or the termination or cancellation of which would have or would reasonably be expected to have a Company Material Adverse Effect.

         (B) The Company has made available to Parent and Acquisition true, complete and correct copies of all written contracts and agreements required to be listed on PART A OF SCHEDULE 3.1(O), together with all amendments, waivers or other changes thereto, and has been given a written summary of all oral contracts required to be listed on PART A OF SCHEDULE 3.1(O). Except as set forth on PART B OF SCHEDULE 3.1(O), and except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company or any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any contract, lease, license or other agreement or instrument, (ii) to the knowledge of the Company, none of the other parties to any such contract, lease, license or other agreement or instrument is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and
(iii) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument whether as a termination or cancellation for convenience or for default of the Company or any of its Subsidiaries thereunder.

         (p) AFFILIATE CONTRACTS AND AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 3.1(p), no officer or director or other affiliate of the Company or of any Subsidiary of the Company (or, to the Company's knowledge, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) is a party to any material contract, agreement, commitment, lease, license, arrangement, instrument, obligation, transaction or understanding with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last thirty-six months.

         (q) STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Law (with the exception of Section 203 of the DGCL) applicable to the Company is applicable to the Merger or the other transactions contemplated hereby. The Board of Directors of the Company has taken all action necessary such that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement.

         (r) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary (under applicable Law or otherwise) to adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby.

         (s) BOARD RECOMMENDATION. The Board of Directors of the Company, by an unanimous written consent dated August 9, 2004 (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the stockholders of the Company and has approved the same and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION. Except as set forth in the disclosure schedule, dated the date hereof, delivered by Parent and Acquisition to the Company at or prior to delivery of this Agreement, Parent and Acquisition jointly and severally represent and warrant to the Company as follows:

         (a) ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date, Parent will be in good standing under the laws of the State of Delaware. Each Subsidiary of Parent is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or be licensed to do business as a foreign corporation, partnership or limited liability company or to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, "PARENT MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, other than any such material adverse effect (A) arising as a result of changes in (x) the general economic conditions in any of the countries in which Parent and its Subsidiaries operates or (y) the industries in which Parent and its Subsidiaries operates or (B) resulting from the announcement of this Agreement.

         (b) Capital Structure.

                  (i) PARENT. As of the date of this Agreement the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $0.001, of Parent ("PARENT PREFERRED STOCK"). As of the Capitalization Date, 79,776,285 shares of Parent Common Stock were issued and outstanding; no shares of Parent Common Stock were held in Parent's treasury; and 1,612,777 shares of Parent Common Stock were reserved for issuance pursuant to the outstanding options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") and 1,625,000 shares of Company Common Stock were reserved for issuance pursuant to the securities of the Company convertible into, or exchangeable or exercisable for, Company Common Stock (other than Parent Stock Options) (the "PARENT CONVERTIBLE SECURITIES"). No bonds, debentures or notes of the Parent or any Subsidiary thereof or other Parent Indebtedness having any right to vote with the stockholders (or other equityholders) of Parent or such Subsidiary on matters submitted to the stockholders (or other equityholders) of Parent or such Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Except as set forth on
         SCHEDULE 3.2(b)(i), since the Capitalization Date, no shares of capital stock of Parent and no other securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of Parent have been issued, other than shares of Parent Common Stock issued upon the exercise of Parent Stock Options outstanding on the Capitalization Date or upon the conversion or exchange of outstanding Parent Indebtedness or Parent Convertible Securities. Except as set forth above or on SCHEDULE 3.2(b)(i), as of the Capitalization Date, there were no outstanding shares of capital stock of Parent or securities, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of capital stock of Parent or any outstanding "phantom" stock, "phantom" stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the capital stock of Parent or the dividends paid on the capital stock of the Company or the revenues, earnings or financial performance, stock performance or any other attribute of Parent. Except as set forth above or on SCHEDULE 3.2(b)(i), there are no puts, calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which Parent or any of its Subsidiaries is a party or by which it is bound, in any case obligating Parent or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of Parent, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, put, warrant, call, right, commitment or agreement. All outstanding shares of capital stock of Parent are validly issued, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights. SCHEDULE 3.2(b)(i) sets forth, as of the Capitalization Date, a true and complete list of (A) the name of each holder of Parent Convertible Securities and Parent Stock Options, (B) the number of Parent Convertible Securities and Parent Stock Options owned of record by such holder, (C) the exercise or conversion price of the Parent Convertible Securities and Parent Stock Options and (D) the number of shares of Parent Common Stock issuable with respect to each of the Parent Convertible Securities and Parent Stock Options.

                  (ii) AGREEMENTS RELATING TO CAPITAL STOCK. Except as set forth in this Agreement or on SCHEDULE 3.2(b)(ii), there are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of the capital stock of Parent or any of its Subsidiaries. All registration rights agreements, stockholders' agreements and voting agreements to which Parent or any of its Subsidiaries is a party are identified on SCHEDULE 3.2(b)(ii).

                  (iii) SUBSIDIARIES. All Subsidiaries of Parent, their respective jurisdictions of organization, their respective forms of organization, holders of their respective outstanding capital stock or other equity interests are identified on SCHEDULE 3.2(b)(iii). Except as described on SCHEDULE 3.2(b)(iii), all outstanding shares of capital stock of, or other ownership interests in, the Subsidiaries of Parent are owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens. As set forth on SCHEDULE 3.2(b)(iii), Parent holds 96% of the outstanding capital stock and voting power of RESEAL, Ltd., a subsidiary of Parent, and 100% of the outstanding capital stock and voting power of Cetoni Umwelttechnologie-Entwicklungs GmbH, a wholly-owned subsidiary of Parent. All such issued and outstanding shares of capital stock or other ownership interests are validly issued, fully paid and nonassessable and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other ownership interests in, any Subsidiary of Parent are reserved for issuance. Except as set forth on SCHEDULE 3.2(b)(iii), there are no outstanding shares of capital stock of any Subsidiary of Parent or securities directly or indirectly convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary of Parent or any outstanding awards or rights pursuant to which any Person is or may be entitled to receive any payment or other value based upon, relating to or valued by reference to the value, revenues, earnings or financial performance or any other attribute of any Subsidiary of Parent. Except as set forth on SCHEDULE 3.2(b)(iii), there are no calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which Parent or any of its Subsidiaries is a party or by which it is bound, in any case obligating Parent or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any debt or equity securities of any Subsidiary of Parent.

         (c) AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

                  (i) Each of Parent and Acquisition has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Parent's and Acquisition's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Acquisition have been duly authorized by all necessary corporate action on the part of each of Parent and Acquisition. This Agreement has been duly executed and delivered by each of Parent and Acquisition and, assuming the due execution and delivery of this Agreement by the Company, constitutes the valid and binding obligation of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (ii) Except as set forth on SCHEDULE 3.2(c)(ii), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Acquisition will not result in any Violation of (A) any provision of the certificate or articles of incorporation or bylaws (or other organizational documents) of Parent or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Parent Permit (as hereinafter defined), or other agreement, obligation, instrument, concession, franchise or license to which Parent, or any Subsidiary of Parent is a party or by which any of their respective properties or assets are bound, (C) assuming that all consents, approvals, authorizations and other actions described in Section 3.2(c)(iii) have been obtained and all filings and other obligations described in
         Section 3.2(c)(iii) have been made or fulfilled, any Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, or (D) any Orders applicable to Parent or any of its Subsidiaries or their respective properties or assets except, in the case of clauses (B), (C) and (D) for any Violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                  (iii) No consent, approval, franchise, license, order or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Acquisition or the consummation by Parent or Acquisition of the transactions contemplated hereby, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement in connection with the approval by the stockholders of Parent of the Certificate of Incorporation Amendment (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "PROXY STATEMENT"), (2) a registration statement on Form SB-2 pursuant to the Registration Rights Agreement (as hereinafter defined) and (3) such reports under and such other compliance with the Securities Exchange Act of 1934 (as amended, the "EXCHANGE ACT") as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of a certificate of merger and any related documents with the Secretary of State of the State of Delaware and appropriate documents, if any, with the relevant authorities of other states in which Parent does business and (C) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made has not and could not reasonably be expected to have a Company Material Adverse Effect.

         (d) PARENT SEC DOCUMENTS. Parent has filed all required documents with the SEC pursuant to Section 13(a) of the Exchange Act since December 31, 2001 (the "PARENT SEC DOCUMENTS"). Each of the Form 10-KSB of Parent for the period ended December 31, 2004 and the Form 10-QSB of Parent for the period ended March 31, 2004 (the "RECENT SEC DOCUMENTS"), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and on the respective dates the Recent SEC Documents were filed, the Recent SEC Documents did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Form 10-KSB of Parent for the period ended December 31, 2003 complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of December 31, 2003 and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the period presented therein.

         (e) INTENTIONALLY OMITTED.

         (f) COMPLIANCE WITH LAWS. The conduct by Parent and its Subsidiaries of their respective businesses has been and is in compliance with all applicable Laws, except where the failure to be in compliance has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (g) PARENT PERMITS. Parent and its Subsidiaries hold all of the permits, licenses, variances, exemptions, orders, franchises, authorizations, rights, registrations, certifications, accreditations and approvals of Governmental Entities that are necessary for the lawful conduct of the businesses of Parent and its Subsidiaries (each a "PARENT PERMIT"), and are in compliance with the terms thereof, except where the failure to hold such Parent Permit or to be in compliance with the terms thereof has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent and any of its Subsidiaries has received any notice of any action pending or threatened by any Governmental Entities to revoke, withdraw or suspend any Parent Permit and no event has occurred which, with or without the giving of notice, the passage of time, or both, has resulted in or could reasonably be expected to result in a revocation, withdrawal or suspension of any Parent Permit, except for any such events that have not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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

         (h) LITIGATION; INSPECTIONS AND INVESTIGATIONS, ETC. Except as set forth and described on SCHEDULE 3.2(H), there is no claim, suit, action, survey, review, audit, investigation, inquiry or other proceeding pending or, to the knowledge of Parent or Acquisition, threatened against or affecting Parent or any of its Subsidiaries ("PARENT LITIGATION") the resolution of which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, nor is there any Order outstanding against Parent or any of its Subsidiaries or affecting any of their respective properties or assets or business operations the operation or effect of which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (i) TAXES. Except as set forth on SCHEDULE 3.2(I), each of Parent, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member (A) has duly filed with the appropriate taxing authority all material Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and such Tax Returns are true, correct and complete in all material respects; (B) has duly paid in full (or Parent has paid on its behalf) or made adequate provision in Parent's accounting records for all taxes for all past and current periods for which Parent or any of its Subsidiaries is liable; and (C) has complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and has in all material respects timely withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over. Except as set forth on
SCHEDULE 3.2(I), no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with regard to any federal, state, local or foreign taxes for which Parent or any of its Subsidiaries could reasonably be expected to be liable, and no deficiencies for any such taxes have been proposed, asserted or assessed, or to the best knowledge of Parent, threatened against Parent or any of its Subsidiaries pursuant to any such examination of Parent or any of its Subsidiaries by any such federal, state, local or foreign taxing authority with respect to any period. All material deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the financial statements of Parent contained in the Parent SEC Documents. Neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of liability for any taxes. Except as set forth on SCHEDULE 3.2(I), none of Parent or any of its Subsidiaries (i) has been a member of any "affiliated group" (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was Parent) or (ii) has any liability for the taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract or otherwise. Section 162(m) of the Code has not and will not apply to disallow or otherwise limit the deductibility of any compensation realized by any employee of Parent or any of its Subsidiaries, whether such compensation results from the payment of salary and bonus, the exercise of employee stock options or otherwise. Neither Parent nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Parent has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Parent has not engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. ss. 1.6011-4(b)(2).

         (j) PENSION AND BENEFIT PLANS; ERISA; EMPLOYMENT MATTERS.

                  (i) SCHEDULE 3.2(j)(i) identifies each Plan of Parent. Except as set forth on SCHEDULE 3.2(j)(i), none of Parent, its Subsidiaries or any of their respective ERISA Affiliates has maintained or contributed to any of the following:

                           (A) a defined benefit plan subject to Title IV of
                  ERISA;

                           (B) a "Multiemployer Plan" as defined in Section 4001
                  of ERISA; or

                           (C) a "Multiple Employer Plan" as that term is
                  defined in Section 413(a) of the Code.

                  (ii) No event has occurred and no condition or circumstance currently exists, in connection with which Parent, any of its Subsidiaries, their respective ERISA Affiliates or any Plan of Parent, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law applicable to any Plan of Parent which has had or would reasonably be expected to have a Parent Material Adverse Effect.

                  (iii) Except as set forth on SCHEDULE 3.2(j)(iii), with respect to each Plan of Parent, (A) all material payments due from Parent or any of its Subsidiaries to date have been made and all material amounts that should be accrued (in accordance with GAAP) as liabilities of Parent or any of its Subsidiaries which have not been paid have been properly recorded on the books of Parent, (B) each such Plan of Parent which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualifications as of the date specified in SCHEDULE 3.2(j)(iii) or has filed or has time remaining to file for such a determination letter with the Internal Revenue Service within the time permitted under applicable Treasury Regulations or Internal Revenue Pronouncements, (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Parent's knowledge, threatened with respect to such Plan or against the assets of such Plan, (D) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Plan of

         Parent, (E) there are no audits, inquiries or proceedings pending or, to the knowledge of the Parent, its Subsidiaries or any of their respective ERISA Affiliates, threatened by the Internal Revenue Service or the Department of Labor with respect to any Plan of Parent; and (F) none of Parent, its Subsidiaries or any of their respective ERISA Affiliates is subject to any penalty or tax with respect to any Plan of Parent under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

(iv) Except as set forth on SCHEDULE 3.2(j)(iv), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (A) entitle any current or former employee, officer, consultant or director of Parent or any Subsidiary to any payment (whether severance pay or otherwise), unemployment compensation, forgiveness of indebtedness, distribution, increase in benefits, obligation to fund benefits or any other payment, except as may be required by applicable Law, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

(v) No Plan of Parent provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable Law, and Parent has never represented, promised or contracted (whether in oral or written form) to any current or former or retired employee, consultant or director of Parent or any of its ERISA Affiliates (either individually or as a group) or any other person that such individuals or other person would be provided with retiree health, except to the extent required by Law.

                  (vi) Except as set forth on SCHEDULE 3.2(j)(vi), Parent is not liable in any material respect for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for any current or former employee, consultant or director of Parent or any of its ERISA Affiliates (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of Parent, threatened claims or actions against Parent, its Subsidiaries or any of their respective ERISA Affiliates under any worker's compensation policy or long-term disability policy.

                  (vii) No work stoppage or labor strike against Parent is pending, or to the knowledge of Parent, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any current or former employees of Parent or any of its ERISA Affiliates. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee, consultant or director of Parent or any of its ERISA Affiliates, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any current or former employees of Parent or any of its ERISA Affiliates and no collective bargaining agreement is being negotiated by Parent.

         (k) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2004 and except as disclosed in SCHEDULE 3.2(k), (i) each of Parent and its Subsidiaries has conducted its business, in all material respects, only in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement or any of the transactions contemplated by this Agreement), (ii) no event has occurred and no action has been taken that would have been prohibited by the terms of Section 4.2(a) if such Section had been in effect as of and at all times since March 31, 2004 and (iii) there has not been any change, event, condition, circumstance or state of facts, individually or in the aggregate, that has had or that would reasonably be expected to have, a Parent Material Adverse Effect.

         (l) NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on
SCHEDULE 3.2(l), there are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, other than (i) liabilities reflected in the financial statements of Parent contained in the Parent SEC Documents (together with the related notes thereto) and (ii) liabilities incurred in connection with the transactions contemplated by this Agreement.

         (m) INTELLECTUAL PROPERTY.

                  (i) DEFINITIONS: As used in this Agreement, the following terms shall have the following meanings:

                           (A) "PARENT OWNED IP" means any Intellectual Property
                  that is owned by Parent or its Subsidiaries.

                           (B) "PARENT LICENSED IP" means any Intellectual
                  Property that is licensed (or other similar agreement) to Parent or its Subsidiaries.

                           (C) "PARENT INTELLECTUAL PROPERTY" means the Parent
                  Owned IP and Parent Licensed IP.

                  (ii) Except as set forth on SCHEDULE 3.2(m)(ii), Parent or a Subsidiary thereof is the owner of the entire right, title and interest in and to the Parent Owned IP, free and clear of all Liens, and is entitled to use such Parent Owned IP in the continued operation of its respective business;

                  (iii) Except as set forth in SCHEDULE 3.2(m)(iii), Parent or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign registry as the sole current owner of record for all material Parent Owned IP that constitutes Registered Intellectual Property and all such Registered Intellectual Property, is in full force and effect, and has not been cancelled and is not subject to any outstanding court order, judgment or decree restricting the use thereof by Parent or its Subsidiaries;

                  (iv) With respect to each item of Parent Licensed IP, Parent or a Subsidiary of Parent has the right to use material Parent Licensed IP in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Parent Licensed IP, all of which licenses or other agreements are valid and enforceable, binding on all parties thereto and in full force and effect, and no Person has advised Parent or any Subsidiary of Parent of any claimed violation of the terms of any such licenses or agreements;

                  (v) Except as has not and would not reasonably be expected to have a Parent Material Adverse Effect, the conduct of the business of Parent and its Subsidiaries as currently conducted and the use of Parent Intellectual Property by Parent and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any Intellectual Property of any other Person and no claim has been asserted against Parent or any of its Subsidiaries, and Parent has no knowledge of any basis for such claim, that the conduct of such business or such use of the Parent Intellectual Property constitutes such a conflict, infringement, violation, interference or appropriation;

                  (vi) Except as would not individually or in the aggregate have a Parent Material Adverse Effect, no current or former director, officer, or employee of Parent or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Parent Intellectual Property, except as provided by applicable Law;

                  (vii) Parent and its Subsidiaries have taken reasonable measures to protect, preserve and maintain the confidentiality and secrecy of Parent Intellectual Property that is a Trade Secret, except as would not individually or in the aggregate have a Parent Material Adverse Effect;

                  (viii) Except as would not individually or in the aggregate have a Parent Material Adverse Effect, to the knowledge of Parent, no Person is infringing or misappropriating any Parent Owned IP;

                  (ix) SCHEDULE 3.2(m)(ix) contains a complete and accurate listing of all Parent Intellectual Property that is material to the assets, properties, business, operations or condition (financial or other) of Parent and its Subsidiaries, taken as a whole, and with respect to Parent Owned IP that constitutes Registered Intellectual Property, the date of application and the date of issuance, if any.

         (n) REAL PROPERTY. Neither Parent nor any of its Subsidiaries owns any real property.

         (o) CONTRACTS. (A) Subsections (i) through (vi) of PART A OF SCHEDULE 3.2(o) each contain a complete and accurate listing of the following contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations, whether written or oral (and, if oral, a complete and accurate summary thereof), to which Parent or any Subsidiary of Parent is a party:

                  (i) each contract, agreement, commitment, lease, license, arrangement, instrument and/or obligation which is reasonably likely to involve aggregate annual payments by or to Parent or any Subsidiary of Parent of more than $50,000;

                  (ii) all collective bargaining agreements and Plans of Parent maintained for or providing benefits to employees of, or independent contractors or other agents for, Parent or any Subsidiary of Parent;

                  (iii) all contracts and agreements relating to (and a description of the outstanding principal amount, the interest owing thereon and other payment and principal terms) (A) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of Parent or any of its Subsidiaries, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by Parent or any of its Subsidiaries, (C) any lease obligations of Parent or any of its Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of Parent or any of its Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (E) any obligations of Parent or any of its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of Parent or any of its Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations or
         (G) any guaranty of any of the foregoing (the liabilities and obligations referred to in (A) through (G) above, "PARENT INDEBTEDNESS") or any Liens upon any properties or assets of Parent or any Subsidiary of Parent as security for Parent Indebtedness;

                  (iv) all leases or subleases relating to real property;

                  (v) all contracts and agreements that restrict the ability of Parent and/or any Subsidiary or affiliate of, or successor to, Parent, or, to the knowledge of Parent, any executive officer of Parent or any Subsidiary thereof, to compete in any line of business or with any Person or in any geographic area or during any period of time, grant an exclusive license to Parent Owned IP or following Closing would result in the licensing of Company Owned IP; and

                  (vi) all other contracts, agreements, commitments, leases, licenses, arrangements, instruments and/or obligations, whether or not made in the ordinary course of business, which are material to Parent or any Subsidiary of Parent in the conduct of their respective businesses, or the termination or cancellation of which would have or would reasonably be expected to have a Parent Material Adverse Effect.

         (B) Parent and Acquisition have made available to the Company true, complete and correct copies of all written contracts and agreements required to be listed on PART A OF SCHEDULE 3.2(o), together with all amendments, waivers or other changes thereto (each provided in English unless otherwise indicated on Schedule 3.2(o)), and has been given a written summary of all oral contracts required to be listed on PART A OF SCHEDULE 3.2(o). Except as set forth on PART B OF SCHEDULE 3.2(o), and except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) none of Parent or any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any contract, lease, license or other agreement or instrument, (ii) to the knowledge of Parent and Acquisition, none of the other parties to any such contract, lease, license or other agreement or instrument is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and (iii) neither Parent nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any such contract, lease, license or other agreement or instrument whether as a termination or cancellation for convenience or for default of Parent or any of its Subsidiaries thereunder.

         (p) AFFILIATE CONTRACTS AND AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 3.2(p) or disclosed in the Parent SEC Documents, no officer or director or other affiliate of Parent or of any Subsidiary of Parent (or, to the knowledge of Parent or Acquisition, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) is a party to any material contract, agreement, commitment, lease, license, arrangement, instrument, obligation, transaction or understanding with or binding upon Parent or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Parent or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last thirty-six months.

         (q) STATE TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Law (with the exception of Section 203 of the DGCL) applicable to the Parent or Acquisition is applicable to the Merger or the other transactions contemplated hereby. The Boards of Directors of Parent and Acquisition have taken all action necessary such that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to the Merger and the other transactions contemplated by this Agreement.

         (r) VOTE REQUIRED. No vote by the holders of any class or series of Parent's capital stock or other securities is necessary (under applicable Law or otherwise) to consummate the Merger.

         (s) BOARD VOTE. The Board of Directors of Parent, at a meeting duly called and held on August 11, 2004, has by the unanimous vote of those directors present determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of Parent and the stockholders of Parent and has approved the same.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Affirmative Covenants.

         (a) During the period from the date of this Agreement to the Effective Time, except (i) as set forth on SCHEDULE 4.1(a) or (ii) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld), Parent shall, and shall cause each of its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         (b) During the period from the date of this Agreement to the Effective Time, except (i) as set forth on SCHEDULE 4.1(b) or (ii) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall, and shall cause each of its Subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

         4.2 NEGATIVE COVENANTS.

         (a) During the period from the date of this Agreement to the Effective Time, except (x) as set forth on SCHEDULE 4.2(a) or (y) to the extent that the Company shall otherwise consent orally or in writing, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (i) (A) declare, set aside or pay dividends on, or make other distributions (whether in cash, stock or property) in respect of, any capital stock (other than cash dividends and distributions by wholly-owned Subsidiaries of Parent to Parent or another wholly-owned Subsidiary of Parent), or set aside funds therefor, (B) adjust, split, combine or reclassify any capital stock or (C) purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefore (except upon the exercise of Parent Stock Options outstanding on the date of this Agreement to the extent cashless exercises are provided for in the stock plan governing such Parent Stock Option);

                  (ii) (A) except for shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date of this Agreement in accordance with the current terms thereof or for the issuance of Parent Common Stock upon the conversion (upon terms reasonably satisfactory to the Company) of any Parent Indebtedness, issue, deliver, hypothecate, pledge, sell or otherwise encumber any shares of capital stock, any other voting securities or any securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other voting securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units or (B) amend the terms of any equity security (including any Parent Stock Options or Parent Convertible Securities);

                  (iii) except for the Certificate of Incorporation Amendment, amend or propose to amend its certificate or articles of incorporation or bylaws (or other organizational documents);

                  (iv) except for the Merger, (A) merge or consolidate with, or acquire any interest in, any Person or division or unit thereof, (B) acquire or agree to acquire any assets, except for acquisitions of office supplies in the ordinary course of business and consistent with past practice or (C) make any loan, advance or capital contribution to, or otherwise make any investment in, any Person;

                  (v) sell, lease, license, encumber or otherwise dispose of, or subject to any Lien, any of its assets, or revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                  (vi) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

                  (vii) (A) assume, incur or guarantee any Parent Indebtedness,
         (B) issue or sell any debt securities or warrants or rights to acquire any debt securities, (C) guarantee any other obligations of any other Person or (D) enter into any "keep well" or other agreement to maintain the financial condition of any other Person or any other agreement having the same economic effect, in each case, other than in the ordinary course of business consistent with past practice;

                  (viii) enter into any license with respect to Parent Intellectual Property, or otherwise dispose of or transfer any Parent Intellectual Property;

                  (ix) enter into any new line of business;

                  (x) make any capital expenditures;

                  (xi) enter into any contract, agreement or arrangement to the extent consummation of the transactions contemplated by this Agreement or compliance by Parent with the provisions of this Agreement could reasonably be expected to result in a Violation of such contract, agreement or arrangement;

                  (xii) hire, employ, appoint, engage, retain, fire or terminate any Person, or grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to the Company, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation;

                  (xiii) adopt or amend any employee benefit plan, policy or arrangement, or employee stock purchase or stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration (cash, equity or otherwise) to any director or employee, or increase the salaries or wage rates or fringe benefits (cash, equity or otherwise) (including rights to severance or indemnification) of its directors, officers, employees or consultants;

                  (xiv) enter into, modify, amend, cancel, renew or terminate any contract, agreement or arrangement which if so entered into, modified, amended, cancelled, renewed or terminated could reasonably be expected to (A) have a Parent Material Adverse Effect, (B) impair in any material respect the ability of Parent to perform its obligations under this Agreement, (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (D) terminate or waive any right of substantial value;

                  (xv) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of Parent or any of its Subsidiaries;

                  (xvi) knowingly or intentionally take any action that results or is reasonably likely to result in any of the representations or warranties of Parent hereunder being untrue in any material respect;

                  (xvii) commence any lawsuit other than (A) for the routine collection of bills, or (B) in such cases where it in good faith determines that failure to commence such a suit would result in the material impairment of a valuable aspect of its business, provided that Parent shall consult with the Company prior to the filing of such a suit; or

                  (xviii) agree to or make any commitment, whether orally or in writing, to take any actions prohibited by this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time, except (x) as set forth on SCHEDULE 4.2(b) or (y) to the extent that Parent shall otherwise consent orally or in writing (such consent not to be unreasonably withheld), the Company shall not, and shall not permit any of its Subsidiaries to:

                  (i) (A) declare, set aside or pay dividends on, or make other distributions (whether in cash, stock or property) in respect of, any capital stock (other than cash dividends and distributions by wholly-owned Subsidiaries of the Company to the Company or another wholly-owned Subsidiary of the Company), or set aside funds therefor,
         (B) adjust, split, combine or reclassify any capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock or (C) purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefore (except upon the exercise of Company Stock Options outstanding on the date of this Agreement as set forth on Schedule 3.1(b) to the extent cashless exercises are provided for in the stock plan governing such Company Stock Option or the repurchase of Company Common Stock pursuant to repurchase rights of the Company arising upon an employee's termination of employment); PROVIDED that with respect to clauses (A) and (B) of this paragraph, the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                  (ii) amend or propose to amend its certificate or articles of incorporation or bylaws (or other organizational documents), except for the Company's proposed amendment to its Certificate of Incorporation to increase the number of its authorized shares of Company Common Stock to an aggregate of 300,000,000 shares for sale and issuance to investors prior to the Effective Time;

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

                  (iii) sell, lease, license, encumber or otherwise dispose of, or subject to any Lien, any of its assets, other than sales, leases, licenses or other dispositions in the ordinary course of business consistent with past practice; PROVIDED that the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                  (iv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

                  (v) enter into any contract, agreement or arrangement to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to result in a Violation of such contract, agreement or arrangement;

                  (vi) enter into, modify, amend, cancel, renew or terminate any contract, agreement or arrangement which if so entered into, modified, amended, cancelled, renewed or terminated could reasonably be expected to (A) have a Company Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement, (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (D) terminate or waive any right of substantial value;

                  (vii) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries; PROVIDED that the Company may sell and issue Company Common Stock, Company Stock Options and Company Convertible Securities to investors and other parties prior to the Effective Time;

                  (viii) knowingly or intentionally take any action that results or is reasonably likely to result in any of the representations or warranties of the Company hereunder being untrue in any material respect; or

                  (ix) agree to or make any commitment, whether orally or in writing, to take any actions prohibited by this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) During the period from the date of this Agreement to the Effective Time, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, during normal business hours, access to all of such parties properties, books, records, leases, contracts, commitments, customers, officers, employees, accountants, counsel and other representatives, subject to the confidentiality provisions set forth in Section 5.1(b).

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

         (b) Each party hereto shall cause, and shall cause its representatives not to disclose or use any confidential information concerning the other party and its Subsidiaries furnished by the other party to such party in connection with the transactions contemplated by this Agreement without the prior written consent of the other party, except to the extent that such information (i) at the time of its disclosure to the receiving party by or on behalf of the disclosing party is already known or available to the receiving party or its Subsidiaries, (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by the receiving party or its representatives or (iii) is required to be disclosed by the receiving party or its Subsidiaries by Law or other legal process. In the event that any party or any of its representatives is requested or required to disclose any of the confidential information referred to above, such party will provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or waive such party's compliance with this
Section 5.1(b). If, failing the entry of a protective order or the receipt of a waiver hereunder, such party is compelled to disclose such confidential information, such party may, subject to prior notification thereof, disclose that portion of such confidential information that such party is compelled to disclose. In any event, any party hereto will not oppose action by, and such party will cooperate with, the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

         (c) The Company acknowledges that Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities Laws. The Company agrees not to, and shall use its reasonable efforts to cause its representatives not to, engage in any transactions in Parent Common Stock in violation of applicable insider trading Laws.

         5.2 FEES AND EXPENSES. Except with respect to claims for damages incurred as a result of a material and willful breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         5.3 NO SOLICITATION OR OTHER NEGOTIATIONS.

         (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to SECTION 7.1 hereof (the "EXPIRATION DATE"), neither Parent nor any of its directors, officers, employees, affiliates, investment bankers, attorneys, accountants, advisors, agents or other representatives (collectively, "AGENTS") will, directly or indirectly: (i) take any action to or otherwise solicit, initiate, seek, encourage, support or take any other action to facilitate any inquiries or the making of any Acquisition Proposal (as defined in clause (c) below), (ii) engage in any discussions or negotiations regarding any Acquisition Proposal, or
(iii) furnish to any Person any information (except in the ordinary course of business) to assist such Person with respect to any Acquisition Proposal. Parent agrees that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

         (b) Parent will promptly, and in any event within 24 hours, notify the Company of any contact of it or its Agents by any third party regarding any Acquisition Proposal, including in any such notice the identity of the Person making, and the terms of, such Acquisition Proposal. In no event will Parent accept or enter into an agreement concerning any Acquisition Proposal prior to the Expiration Date.

         (c) For purposes of this SECTION 5.3, "ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer for a merger, consolidation, dissolution, sale of a material portion of the stock or assets of Parent, tender offer, recapitalization, share exchange or other business combination involving Parent other than the Merger contemplated by this Agreement. Each of Parent and the Company acknowledge that this SECTION 5.3 was a significant inducement for the Company to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration with respect to the Merger or (ii) a failure to induce the Company to enter into this Agreement.

         5.4 BROKERS OR FINDERS.

         (a) The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person engaged by the Company or a Subsidiary is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         (b) Each of Parent and Acquisition represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person engaged by Parent or Acquisition is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

         5.5 REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable Laws or otherwise, to consummate and make effective the transactions contemplated by this Agreement.

         (b) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use its reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent, Acquisition or the Company or any of their respective affiliates in connection with the Merger or the taking of any other action contemplated by this Agreement.

         (c) Each party hereto shall cooperate and use its reasonable best efforts to negotiate with the creditors of Parent and its Subsidiaries mutually agreed upon between Parent and the Company to cause such creditors to either (i) convert the Parent Indebtedness held by such creditor to Parent Common Stock prior to Closing or (ii) cancel or permanently reduce such Parent Indebtedness prior to Closing; PROVIDED that any such conversion, cancellation or reduction is on terms reasonably acceptable to the Company.

         5.6 PUBLICITY. The parties will consult with each other and will mutually agree upon any press release or other public announcement pertaining to the Merger or this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         5.7 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt written notice to each other party of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or could reasonably be expected to cause any representation or warranty of such party contained in this Agreement that is qualified as to materiality being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate at such time in any respect or any such representation or warranty that is not so qualified being or becoming as of any time between the date of this Agreement and the Effective Date untrue or inaccurate in any material respect, (d) the failure of it to comply with or satisfy in any material respect any obligation to be complied with or satisfied by it under this Agreement or (e) the commencement or threat of any Company Litigation or Parent Litigation, as the case may be, or any other action, suit, investigation, inquiry or proceeding which relates to the consummation of the transactions contemplated hereby.

         5.8 PREPARATION OF THE PROXY STATEMENT; PARENT SPECIAL MEETING.

         (a) As soon as practicable following the Effective Time and the receipt of the Additional Company Financial Statements (as defined below), Parent shall prepare and file with the SEC the Proxy Statement. "ADDITIONAL COMPANY FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2004 and June 30, 2003, and the related audited consolidated income statements, statements of changes in shareholders equity and cash-flow statements of the Company and its Subsidiaries for the fiscal years ended on such dates, in each case together with the report thereon of Michael Grunbaum & Co. the independent certified public accountants of the Company and
(ii) any other financial statements of the Company and its consolidated Subsidiaries required to be included in the Proxy Statement pursuant to the Exchange Act.

         (b) Parent shall, acting through its Board of Directors and in accordance with applicable Law and the Certificate of Incorporation and the Bylaws of Parent, duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable following the date the Proxy Statement becomes effective for the purpose of adopting the Certificate of Incorporation Amendment.

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

         (c) As promptly as practicable following the date of this Agreement, but in no event later than the tenth business day following the date of this Agreement, the Company shall use its reasonable efforts to solicit a written consent of stockholders in lieu of meeting, in the form attached hereto as Exhibit C (the "STOCKHOLDERS' CONSENT"), from each holder of shares of Company Common Stock pursuant to Section 228(e) of the DGCL and the Bylaws of the Company with a view to obtaining the Company Stockholders Approval as promptly as practicable. Promptly following the date on which the Company Stockholders Approval is obtained, the Company shall prepare and mail to all its stockholders the notice of action authorized by the Stockholders' Consent. The Board of Directors of the Company has unanimously recommended to its stockholders approval of the matters set forth in the Stockholders' Consent and shall not withdraw or modify such recommendation.

         5.9 APPOINTMENT OF DIRECTORS. Parent shall use its best efforts to cause such number of vacancies agreed to by the Company and Parent to be created on its Board of Directors (by increasing the number of directors constituting the Board of Directors of Parent or otherwise) and to cause Allan Klepfisz, Chai Ong and such other designees requested by the Company at least 5 days prior to the Effective Time to be appointed or elected to fill such vacancies at the Effective Time. Notwithstanding the foregoing, Parent shall not be required to appoint or elect to, or, if appointed or elected, shall be entitled to remove from, the Board of Directors of Parent any person who has been convicted of any crime (other than a traffic violation) or who, in the reasonable judgment of the Board, is legally ineligible to serve on the Board.

         5.10 COMPLIANCE WITH THE SECURITIES ACT. The Company shall use its reasonable best efforts to cause each Person who is a holder of Company Common Stock or Company Convertible Securities immediately prior to the Effective Time to deliver to Parent on or prior to the Effective Time a Shareholders Certificate, executed by such Person.

         5.11 LTDN INTERIM NOTES. At the Effective time, each LTDN Interim Note shall be cancelled and all obligations thereunder shall be extinguished. In addition, promptly following the Effective Time, all security interests under the Pledge and Security Agreement shall be released and the Pledge and Security Agreement shall be terminated.

         5.12 NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENTS. Parent shall use its reasonable efforts to cause to be executed and delivered to Parent a non-disclosure agreement and invention assignment agreement in a form delivered by Parent and reasonably acceptable to the Company, to be executed by each of the employees and consultants of Parent and its Subsidiaries.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, where permitted by applicable Law, by each party hereto prior to the Effective Time of the following conditions:

         (a) The Company Stockholder Approval shall have been obtained.

         (b) Parent shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

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

         (c) All consents, approvals and actions of, filings with, and notices to, all Governmental Entities required of Parent, Acquisition or the Company or any of their respective Subsidiaries or other affiliates in connection with the transactions contemplated hereby shall have been made, obtained or effected, as the case may be, except for those, the failure of which to be made, obtained or effected has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

         (d) No Order or Law shall be in effect that prevents or restricts the consummation of the Merger or the Certificate of Incorporation Amendment or the other transactions contemplated hereby; provided, that prior to invoking this condition, each party shall use its reasonable best efforts to have any such legal prohibition or restraint removed.

         (e) There shall not be pending or threatened any suit, action, investigation, inquiry or proceeding by any Governmental Entity challenging the acquisition by Parent or Acquisition of any shares of Company Common Stock or seeking to restrain or prohibit the consummation of the Merger.

         6.2 CONDITIONS TO THE OBLIGATION OF PARENT AND ACQUISITION TO EFFECT THE MERGER. The obligation of Parent and Acquisition to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by Parent and Acquisition, on or prior to the Effective Time, to the extent permitted by applicable Law:

         (a) Each of the representations and warranties of the Company (i) set forth in Section 3.1(b), 3.1(c)(i), 3.1(q), 3.1(r) and 3.1(s) (the "COMPANY SPECIFIED SECTIONS") shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and (ii) set forth in this Agreement (other than the Company Specified Sections) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except (A) in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Company Material Adverse Effect and (B) in the case of clauses (i) and (ii), for any inaccuracy that results from or relates to the taking of any action, or failure to act, as required by this Agreement or at the direction of or after the consent of Parent, and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

         (b) The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

         (c) Parent shall have received a Bank Account Verification Letter dated the Closing Date from the Company's Bank setting forth the amount of immediately available funds in the Cash Bank Account.

         (d) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company setting forth the information contained in Section 3.1(b)(i) as if the Capitalization Date was the Closing Date.

         (e) Parent shall have received a certificate signed by the chief executive officer and chief financial officer of the Company certifying that in such officers good faith judgment, the Additional Company Financial Statements will be delivered to Parent within 60 days following the Effective Time.

         (f) Parent must be reasonably satisfied that the issuance of shares of Parent Convertible Preferred Stock and Parent Warrants pursuant to this Agreement is exempt from the registration requirements of the Securities Act in accordance with Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act and/or Regulation S promulgated under the Securities Act.

         6.3 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by the Company, on or prior to the Effective Time, to the extent permitted by applicable Law:

         (a) The representations and warranties of Parent and Acquisition (i) set forth in Sections 3.2(b), 3.2(c)(i), 3.2(q), 3.2(r) and 3.2(s) (the "PARENT SPECIFIED SECTIONS") shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and (ii) set forth in this Agreement (other than the Parent Specified Sections) shall be true and correct as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date), except (A) in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct does not have, individually or in the aggregate, a Parent Material Adverse Effect and (B) in the case of clauses (i) and (ii), for any inaccuracy that results from or relates to the taking of any action, or failure to act, as required by this Agreement or at the direction of or after the consent of the Company, and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers and chief financial officers to the effect set forth in this paragraph.

         (b) Parent and Acquisition shall have performed in all material respects the obligations required to be performed by them under this Agreement on or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers and chief financial officers to the effect set forth in this paragraph.

         (c) At least the greater of (i) 71.5% of the liabilities of Parent and its Subsidiaries outstanding as of March 31, 2003 (excluding any indebtedness outstanding under any LTDN Interim Notes) of a nature required by GAAP to be reflected in a consolidated balance sheet or (ii) $5,000,000 of such liabilities, (A) has been converted, or is subject to an agreement in writing to be converted on the Closing Date, to shares of Parent Common Stock or (B) has been cancelled or permanently reduced, or is subject to an agreement in writing to be cancelled or permanently reduced on the Closing Date, in connection with a settlement with such creditor (but only to the extent such liabilities are forgiven and are not required by such creditor to be repaid), in a manner reasonably satisfactory to the Company.

         (d) The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent setting forth the information contained in Section 3.2(b)(i) as if the Capitalization Date was the Closing Date.

         (e) Parent shall not have any outstanding shares of Parent Preferred Stock, except to the extent the Company has consented to any such issuance.

         (f) The consummation of the Merger shall entitle the holders of Company Common Stock, Company Convertible Securities and Company Stock Options to acquire such number of shares of Parent Convertible Preferred Stock such that if the stockholders of Parent adopt the Certificate of Incorporation Amendment then upon conversion of the Parent Convertible Preferred Stock into Parent Common Stock such holders would own at least 58% of the outstanding shares of Parent Common Stock as of the Effective Time (excluding shares of Parent Common Stock issued to the Company or any of its Subsidiaries).

         (g) Parent shall have executed and delivered to the Company the Registration Rights Agreement in the form attached hereto as Exhibit D (the "REGISTRATION RIGHTS AGREEMENT") and such agreement shall be in full force and effect.

         (h) Parent shall have executed and delivered to the Company the Warrant Agreement and such agreement shall be in full force and effect

                                  ARTICLE VII

                           TERMINATION AND ABANDONMENT

         7.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval:

         (a) by mutual written consent of the Company, Parent and Acquisition;

         (b) by Parent or the Company, if any court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order or other action shall have become final and non-appealable;

         (c) by Parent or the Company, if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Standard Time, on October 31, 2004 (the "TERMINATION DATE"); provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill or breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (d) by Parent, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied (in either case, other than as a result of a material breach by Parent or Acquisition of any of their respective obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty days after the Company has received written notice from Parent of the occurrence of such failure or breach (provided that in no event shall such thirty day period extend beyond the second day preceding the Termination Date);

         (e) by the Company, if (i) any of the representations and warranties of Parent and Acquisition contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied, or (ii) Parent or Acquisition shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (in either case, other than as a result of a material breach by the Company of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of thirty days after Parent has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such thirty day period extend beyond the second day preceding the Termination Date);

         (f) by Parent or the Company, if the Company fails to obtain Company Stockholder Approval within 20 days following the date on which the Company mails the Stockholder's Consent to its stockholders; or

Any party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

         7.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no further liability or obligation hereunder on the part of any party hereto or their respective affiliates, officers, directors or stockholders, except that (a) Section 5.1(b), Section 5.2, this Section 7.2 and Article VIII shall survive such termination and (b) no such termination shall relieve any party from liability for a material and willful breach of any term or provision hereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time except for covenants and agreements that contemplate performance after the Effective Time (which covenants and agreements shall survive in accordance with their terms).

         8.2 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that any breach or threatened breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         8.3 NOTICES. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by internationally recognized courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by internationally recognized courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) three business days after it is deposited with an internationally recognized courier service, if sent by internationally recognized courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

          (a) if to Parent or Acquisition, to it:

                           Taubenstrasse 20, D-10117
                           Berlin, Germany
                           Attn: Hans Skrobanek
                           Facsimile: 49 30 201 77899

          (b) if to the Company, to:

                           Level 11, Atrium Tower
                           459 Collins Street
                           Melbourne  Vic  3000
                           Australia
                           Attn:  Mr. Allan Klepfisz
                           Facsimile:  +61 3 9617 7099
                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304-1050
                           Attn:  John T. Sheridan
                           Facsimile:  +1 (650) 493-6811

         8.4 INTERPRETATION. As used herein, the words "hereof", "herein", "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article", "Schedule" and "Section" are references to the articles, schedules and sections of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". Unless otherwise provided herein, each accounting term used in this Agreement has the meaning given to it in accordance with GAAP. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         8.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or similar reproduction), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the schedules hereto, together with the LTDN Interim Notes, the Stockholders Certificate, the Warrant Agreement and the Registration Rights Agreement, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. The parties hereto agree that the Secured Promissory Note, the Security Agreement and the Escrow Agreement (as each such term is defined in the Original Agreement) is hereby terminated and cancelled. This Agreement shall be binding upon and inure to the benefit of each party hereto and to their respective successors and permitted assigns, and nothing in this Agreement express or implied, is intended to or shall confer upon any other Person any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         8.7 AMENDMENT. This Agreement may be amended, modified or supplemented, only by written agreement of Parent, Acquisition and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; PROVIDED, that, after Company Stockholder Approval is obtained, no term or condition contained in this Agreement shall be amended or modified in any manner that by Law requires further approval by the stockholders of the Company without so obtaining such further stockholder approval.

         8.8 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts required hereby, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         8.9 GOVERNING LAW. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

         8.10 SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) such court does not have subject matter jurisdiction, any other court of the State of Delaware or the United States District Court for the District of Delaware, in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court of Chancery or any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         8.11 ASSIGNMENT. No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be null and void.

         8.12 SEVERABILITY. If any term or other provision of this Agreement is determined by a court of competent jurisdiction, by final judgment no longer subject to review, to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated herein is affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        THE COMPANY:

                                        LTDNETWORK, INC.

                                        By: _______________________________
                                            Name:
                                            Title:

                                        PARENT:

                                        ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                        By: _______________________________
                                            Name:
                                            Title:

                                        ACQUISITION:

                                        LTDN ACQUISITION CORP.

                                        By: _______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT B

                                WARRANT AGREEMENT

                  WARRANT AGREEMENT (the "Warrant Agreement" or this "Agreement") dated as of August [ ], 2004 between Advanced Technology Industries, Inc., a Delaware corporation ("Parent"), and LTDnetwork, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Parent, the Company and LTDN Acquisition Corp., a Delaware corporation ("Acquisition"), have entered into an Agreement and Plan of Merger dated as of August [ ], 2004 (the "Merger Agreement") which provides for the merger (the "Merger") of the Company with and into Acquisition;

                  WHEREAS, in connection with the Merger, Parent intends to issue to the stockholders of the Company shares of series A convertible preferred stock, par value $0.001, of Parent (the "Parent Convertible Preferred Stock") and warrants (the "Warrants") to purchase, prior to the Conversion (as hereinafter defined), shares of Parent Convertible Preferred Stock and, following the Conversion, shares of common stock, par value $0.001, of Parent (the "Common Stock"); and

                  WHEREAS, the shares of Parent Convertible Preferred Stock will be converted (the "Conversion") into shares of Common Stock if the stockholders of Parent approve an amendment to Parent's Certificate of Incorporation to increase the authorized capital stock of Parent in an amount sufficient such that (i) all outstanding shares of Parent Convertible Preferred Stock can be converted into shares of Common Stock and (ii) following the Conversion, each outstanding Warrant can be exercised to purchase such number of shares of Common Stock subject to such Warrants.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

         "Common Exercise Price" means [TO BE INSERTED ON THE CLOSING DATE - an amount equal to the quotient obtained by dividing (i) the Preferred Exercise Price by (ii) 400] per share of Common Stock as such price may be adjusted pursuant to Section 11.

         "Exercise Period" means the period commencing on the date the Merger is consummated and terminating (i) with respect to 25% of the aggregate Warrant Shares under this Agreement, at 5:00 p.m. on [TO BE INSERTED ON THE CLOSING DATE--a date that is five months after the Closing Date], (ii) with respect to 25% of the aggregate Warrant Shares under this Agreement, at 5:00 p.m. on [TO BE INSERTED ON THE CLOSING DATE--a date that is six months after the Closing Date],
(iii) with respect to 25% of the aggregate Warrant Shares under this Agreement, at 5:00 p.m. on [TO BE INSERTED ON THE CLOSING DATE--a date that is seven months after the Closing Date] and (iv) with respect to 25% of the aggregate Warrant Shares under this Agreement, at 5:00 p.m. on [TO BE INSERTED ON THE CLOSING DATE--a date that is eight months after the Closing Date].

         "Exercise Price" means (a) prior to the Conversion, the Preferred Exercise Price and (b) after the Conversion, the Common Exercise Price.

         "Holder" means the registered holder of a Warrant Certificate.

         "Preferred Exercise Price" means [TO BE INSERTED ON THE CLOSING DATE - an amount equal to the quotient obtained by dividing (i) the difference between
(1) $10,000,000 and (2) the Certified Total Amount by (ii) the Warrant Share Number] per share of Parent Convertible Preferred Stock as such price may be adjusted pursuant to Section 11.

         "Warrant Shares" means the Parent Convertible Preferred Stock, Common Stock or other securities issued or issuable, as the case may be, from time upon exercise of the Warrants.

         SECTION 2. WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

         SECTION 3. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of Parent by its Chairman of the Board or its Chief Executive Officer or its President or its Chief Operating Officer or its Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose Parent may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office.

         In case any officer of Parent who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by Parent, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of Parent; and any Warrant Certificate may be signed on behalf of Parent by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of Parent to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

         SECTION 4. REGISTRATION. Parent shall number and register the Warrant Certificates in a register as they are issued. Parent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary. Parent shall act as the registrar for the Warrants.

         SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. (a) Parent shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by Parent upon surrender thereof accompanied by the Assignment Form on the reverse of the Warrant Certificate, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney together with such legal opinions, certificates or other information required by such Assignment Form. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by Parent.

         (b) Each Warrant Certificate will bear the following legend:

                           "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         (c) Each Holder of a Warrant Certificate, by accepting the same, consents and agrees with Parent and with each subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, Parent may treat the person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the person entitled to exercise the rights granted under the Warrants, and neither Parent nor any agent thereof shall be affected by any notice to the contrary.

         SECTION 6. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant shall give the Holder thereof the right, which may be exercised during the Exercise Period, upon payment of the Exercise Price, to receive from Parent (a) prior to the Conversion, one fully paid and nonassessable share of Parent Convertible Preferred Stock and (b) after the Conversion, 400 fully paid and nonassessable shares of Common Stock, subject in the case of clause (a) and (b) to adjustment pursuant to Section 11 hereof, provided, however, that Holders will be able to exercise their Warrants only if the exercise of such Warrants is exempt from the registration requirements of the Securities Act (and Parent has received such information as Parent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act). Each Warrant not exercised during the Exercise Period, upon payment of the Exercise Price, shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

         A Warrant may be exercised upon surrender to Parent at its office designated for such purpose (the address of which is set forth in Section 14 hereof) of the Warrant Certificate or Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to Parent of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of Parent.

         Subject to the provisions of Section 7 hereof, upon such surrender of Warrant Certificates and payment of the Exercise Price, Parent shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants. Such certificates shall contain a legend substantially similar to the legend set forth in Section 5(b).

         Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Parent Convertible Preferred Stock or Common Stock, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of Parent;
(iii) no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of Parent prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

         In the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 4 hereof.

         All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by Parent.

         SECTION 7. PAYMENT OF TAXES. Parent will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that Parent shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and Parent shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to Parent the amount of such tax or shall have established to the reasonable satisfaction of Parent that such tax has been paid.

         SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, Parent may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to Parent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as Parent may prescribe.

         SECTION 9. RESERVATION OF WARRANT SHARES. Parent will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Parent Convertible Preferred Stock and, after the Conversion, Common Stock or its authorized and issued Parent Convertible Preferred Stock and, after the Conversion, Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Parent Convertible Preferred Stock and, after the Conversion, Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

         Parent represents and warrants that the initial Warrant Shares issuable upon conversion of Warrants have been duly authorized and covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and, subject to Section 7, free from all taxes, liens, charges and security interests with respect to the issue thereof.

         SECTION 10. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock and Parent Convertible Preferred Stock issued upon exercise of a Warrant shall be entitled to the benefits of the Registration Rights Agreement dated the date hereof between Parent and the Company.

         SECTION 11. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. The number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

         (a) Adjustment for change in Parent Convertible Preferred Stock.

                  If Parent:

         (1) pays a dividend or makes a distribution on its Parent Convertible Preferred Stock in shares of its Parent Convertible Preferred Stock;

         (2) subdivides its outstanding shares of Parent Convertible Preferred Stock into a greater number of shares; or

         (3) combines its outstanding shares of Parent Convertible Preferred Stock into a smaller number of shares;

then the number of shares of Parent Convertible Preferred Stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number of shares of Parent Convertible Preferred Stock which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for change in Common Stock.

                  If Parent:

         (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

         (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or

         (3) combines its outstanding shares of Common Stock into a smaller number of shares;

then the number of shares of its Common Stock issuable upon exercise of any Warrant in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number of shares of Common Stock which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (c) NOTICE OF ADJUSTMENT.

         Whenever the number of Warrant Shares issuable upon exercise of one Warrant is adjusted, Parent shall provide the notices required by Section 13 hereof.

         (d) REORGANIZATION OF COMPANY.

         If any capital reorganization or reclassification of the capital stock of Parent or any consolidation or merger of Parent with another corporation or entity or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock or Parent Convertible Preferred Stock shall be entitled to receive stock, securities or assets in exchange for Common Stock or Parent Convertible Preferred Stock, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of stock, securities, or assets which the Holder of a Warrant would have owned immediately after such transaction if the Holder had exercised the Warrant immediately before the effective date of such transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such transaction if other than Parent, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement as soon as reasonably practicable after the execution of any such supplemental Warrant Agreement.

         If this subsection (d) applies, subsections (a) and (b) of this Section 11 do not apply.

         (e) ADJUSTMENT IN EXERCISE PRICE.

         (i) Upon each adjustment of the number of shares of Parent Convertible Preferred Stock pursuant to this Section 11, the Preferred Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of shares of Parent Convertible Preferred Stock shall thereafter be adjusted to the Preferred Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                           E'= E x N
                                   N'

where:

         E' =  the adjusted Exercise Price.

         E  =  the Exercise Price prior to adjustment.

         N' = the adjusted number of shares of Parent Convertible Preferred Stock issuable upon exercise of a Warrant.

         N = the number or shares of Parent Convertible Preferred Stock previously issuable upon exercise of a Warrant prior to adjustment.

         (ii) Upon each adjustment of the number of shares of Common Stock pursuant to this Section 11, the Common Exercise Price for each Warrant outstanding prior to the making of the adjustment in the number of shares of Common Stock shall thereafter be adjusted to the Common Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                           E'= E x N
                                   N'

where:

         E' =   the adjusted Exercise Price.

         E  =   the Exercise Price prior to adjustment.

         N' = the adjusted number of shares of Common Stock issuable upon exercise of a Warrant.

         N = the number or shares of Common Stock previously issuable upon exercise of a Warrant prior to adjustment.

         (iii) If any Escrow Warrants are cancelled in accordance with Section 2.4(d) of the Merger Agreement, the Preferred Exercise Price for each outstanding Warrant shall be adjusted subject to any other adjustments described in subsections (a), (b) or (d) of this Section 11, to equal the quotient obtained by dividing (1) the difference between (A) $10,000,000 and (B) the sum of (I) the Closing Net Cash Amount and (II) the LTDN Interim Note Amount by (2) the difference between (A) the Warrant Share Number and (B) such number of Escrow Warrants cancelled.

         (iv) If any Escrow Warrants are cancelled in accordance with Section 2.4(d) of the Merger Agreement, the Common Exercise Price for each outstanding Warrant shall be adjusted, subject to any other adjustments described in subsections (a), (b) or (d) of this Section 11, to equal the quotient obtained by dividing (1) the quotient obtained by dividing (A) the difference between (I) $10,000,000 and (II) the sum of (a) the Closing Net Cash Amount and (b) the LTDN Interim Note Amount by (B) the difference between (I) the Warrant Share Number and (II) such number of Escrow Warrants cancelled by (2) 400.

         (f) FORM OF WARRANTS.

         Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 12. FRACTIONAL INTERESTS. Any one Warrant may be exercised only in full and not in part. Parent shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so requested to be exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), such fractional interest shall be rounded down to the nearest whole share.

         SECTION 13. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 11, Parent shall promptly thereafter cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

         In case:

         (a) of any consolidation or merger to which Parent is a party and for which approval of any shareholders of Parent is required, or of the conveyance or transfer of the properties and assets of Parent substantially as an entirety, or a tender offer or exchange offer for shares of Common Stock; or

         (b) of the voluntary or involuntary dissolution, liquidation or winding up of Parent; or

         (c) Parent proposes to take any action which would require an adjustment of the number of Warrant Shares issuable upon exercise of one Warrant pursuant to Section 11;

then Parent shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 10 days prior to the applicable record date hereafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of or Parent Convertible Preferred Stock or Common Stock, as the case may be, to be entitled to receive any such distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of Parent or any other matter, or any rights whatsoever as shareholders of Parent.

         SECTION 14. NOTICES TO COMPANY AND HOLDERS. Any notice or demand authorized by this Agreement to be given or made by the registered Holder of any Warrant Certificate to or on Parent shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed to the office of Parent expressly designated by Parent at its office for purposes of this Agreement (until the Holders are otherwise notified in accordance with this Section by Parent), as follows:

         Advanced Technology Industries, Inc.

         Attention: [                    ]

         Any notice pursuant to this Agreement to be given by Parent to the registered Holder(s) of any Warrant Certificate shall be sufficiently given when and if deposited in the mail, first class or registered, postage prepaid, addressed (until Parent is otherwise notified in accordance with this Section by such Holder) to such Holder at the address appearing on the Warrant register of Parent.

         SECTION 15. SUPPLEMENTS AND AMENDMENTS. Parent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which Parent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates or discriminate against any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of registered Holders of a majority of the then outstanding Warrants. Each Holder of a Warrant outstanding at the time of any such amendment or supplement or thereafter shall be bound by any amendment or supplement effected pursuant to this Section 15, whether or not any notice, writing or marking indicating such amendment or supplement appears on the Warrant or is delivered to such Holder.

         SECTION 16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Parent shall bind and inure to the benefit of its respective successors and assigns hereunder.

         SECTION 17. TERMINATION. This Agreement shall terminate upon the termination of the Exercise Period.

         SECTION 18. GOVERNING LAW. This Agreement and, and all claims arising hereunder or relating thereto, shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than Parent and the registered Holders of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Parent and the registered Holders of the Warrant Certificates and the Warrant Shares.

         SECTION 20. COUNTERPARTS. This Agreement may be executed in two counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 21. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   LTDNETWORK, INC.

                                   By:_____________________________________
                                      Name:
                                      Title:

                          [Form of Warrant Certificate]
                                     [Face]

                  "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

No.                                                                ____ Warrants

                               Warrant Certificate
                      Advanced Technology Industries, Inc.

         Reference is made to the Warrant Agreement dated as of August [ ], 2004 (the "Warrant Agreement") between Advanced Technology Industries, Inc., a Delaware corporation ("Parent") and LTDnetwork, Inc. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement. This Warrant Certificate certifies that _____________, or registered assigns, is the registered holder of [ ] Warrants. Each Warrant entitles the holder upon exercise to receive from Parent during the Exercise Period such number of Warrant Shares as described in the Warrant Agreement upon payment of the Exercise Price and upon surrender of this Warrant Certificate at the office of Parent designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

         The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         No Warrant may be exercised after the Exercise Period, and to the extent not exercised by such time such Warrants shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, Advanced Technology Industries, Inc. has caused this Warrant Certificate to be signed by the appropriate officers.

Dated:

                                   ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   By:_____________________________________
                                      Name:
                                      Title:

                          [Form of Warrant Certificate]
                                    [Reverse]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive such number of Warrant Shares as described in the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Parent and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Parent.

         Subject to the terms of the Warrant Agreement, Warrants may be exercised during the Exercise Period. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of Parent designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

         The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares issuable upon exercise of one Warrant set forth on the face hereof and the Exercise Price of a Warrant may, subject to certain conditions, be adjusted.

         The holders of the Warrants are entitled to certain registration rights with respect to shares of Parent Convertible Preferred Stock and Common Stock purchasable upon exercise as described in Section 10 of the Warrant Agreement.

         Warrant Certificates, when surrendered at the office of Parent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of Parent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         Parent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and Parent shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Parent.

                                 ASSIGNMENT FORM

                  If you the Holder want to assign this Warrant, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Warrant to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Warrant on the books of Parent. The agent may substitute another to act for him.

Date:                                  Signed:
                                            (Signed exactly as your name appears
                                            on the other side of this Warrant)

Signature Guarantee: ____________________________

The undersigned confirms that this Warrant is being transferred:

                                   [CHECK ONE]

(1) __  to Parent or a subsidiary thereof;

(2) __ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act;

(3) __ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(4) __ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, Parent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided that if box (2), (3) or (4) is checked, Parent may require, prior to registering any such transfer, in its sole discretion, such legal opinions, certifications and other information as Parent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, Parent shall not be obligated to register this Warrant in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Date:                                   Signed:
                                            (Signed exactly as your name appears
                                            on the other side of this Warrant)

Signature Guarantee:

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

                  The undersigned hereby irrevocably elects to exercise the Warrant, represented by this Warrant Certificate, to receive ______ shares of [Parent Convertible Preferred Stock] [Common Stock] and herewith tenders payment for such shares to the order of Advanced Technology Industries, Inc. in the amount of $_________ in accordance with the terms hereof.

                  The undersigned requests that a certificate for such shares be registered in the name of _________, whose address is __________________, and that such shares be delivered to _________________, whose address is
________________.

                  If said number of shares is less than all of the shares of [Parent Convertible Preferred Stock] [Common Stock] purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________, whose address is, ______________ and that such Warrant Certificate be delivered to, _____________ whose address is ____________________.

                                            Signature:

                                            Date:

                                            Signature Guaranteed:

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                      ADVANCED TECHNOLOGY INDUSTRIES, INC .

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware.

                  The undersigned, Hans Skrobanek, President of Advanced Technology Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors duly adopted the following resolution:

                  RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes the issuance of shares of preferred stock, $0.001 par value ("Preferred Stock")), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

                  RESOLVED, that each share of such series of the Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

                  1. NUMBER AND DESIGNATION. 700,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

                  2. DIVIDENDS. In case the Corporation shall make any dividend or distribution to holders of common stock of the Corporation (the "Common Stock"), whether payable in cash, securities or other property (other than dividends or distributions payable solely in Common Stock), the holder of each share of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive an equivalent dividend or distribution based on the number of shares of Common Stock that would be issuable to such holder upon the conversion of all shares of Series A Preferred Stock held by such holder on such record date (assuming the Filing Date (as defined in paragraph 4(a)) had occurred on such record date).

                  3. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets and properties of the Corporation shall be distributed ratably among the holders of Series A Preferred Stock (based on the number of shares of Common Stock that would be issuable to such holders upon the conversion of all shares of Series A Preferred Stock held by such holders (assuming the Filing Date had occurred on such record date)) and the holders of Common Stock, in each case, on the record date for such distribution.

                  4. CONVERSION. (a) Subject to the terms and conditions of this paragraph 4, on the Filing Date, each share of Series A Preferred Stock shall automatically be converted, without any further action of the Corporation or the holders of such shares, at the office of the Corporation or, if the Corporation has a transfer agent for the Series A Preferred Stock, at the office of such transfer agent, into such number of fully paid and nonassessable whole shares of Common Stock equal to the Conversion Number (as defined below). "FILING DATE" shall mean the date the Corporation files with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation providing for an increase in its authorized Common Stock in an amount sufficient such that all shares of Series A Preferred Stock outstanding on such date and all shares of Series A Preferred Stock subject to warrants outstanding on such date to purchase shares of Series A Preferred Stock can be converted into shares of Common Stock in accordance with the terms of the Series A Preferred Stock. "CONVERSION NUMBER" shall initially be equal to 400 and shall be subject to adjustment as provided below.

                           (b) In case the Corporation shall at any time
subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, the Conversion Number in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Number in effect immediately prior to such combination shall be proportionately reduced.

                           (c) If any capital reorganization or reclassification
of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation or entity or the sale of all or substantially all of its assets to another corporation or entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, each holder of a share or shares of Series A Preferred Stock shall, upon such exchange, in lieu of Common Stock, receive such shares of stock, securities or assets as may be issued or payable in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock that would be issuable to such holder upon the conversion of all shares of Series A Preferred Stock held by such holder (assuming the Filing Date had occurred prior to such reorganization, reclassification, consolidation, merger or sale).

                           (d) No certificates or scrip representing fractional
shares of Common Stock shall be issuable upon conversion of the Series A Preferred Stock. Any fractional share interests shall be rounded down to the nearest whole share of Common Stock.

                           (e) (i) As soon as possible after the Filing Date and
after the surrender by a holder of a certificate or certificates of a share or shares of Series A Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, or on the holder's written order (upon compliance by such holder with paragraph (ii) below and federal and state securities laws applicable thereto) to the holder's transferee, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock in accordance with the provisions of this paragraph 4.

                                    (ii) Unless the shares issuable on
conversion pursuant to this paragraph 4 are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                                    (iii) The shares of Common Stock issued upon
conversion as provided in this paragraph 4 will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The certificates for shares of Common Stock to be issued shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act and any applicable state securities law.

                           (f) The Corporation covenants that all shares of
Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                           (g) Shares of Series A Preferred Stock which are
converted into shares of Common Stock as provided herein shall not be reissued.

                           (h) The issuance of certificates for shares of Common
Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in an name other than that of the holder of shares of Series A Preferred Stock which is being converted as provided in paragraph 4(e)(ii).

                  5. VOTING. Except as otherwise provided by law and paragraph 6, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote (assuming the Filing Date had occurred on such record date); PROVIDED THAT holders of Series A Preferred Stock shall not be entitled to vote on (a) any amendment to the Corporation's Certificate of Incorporation that increases the authorized capital stock of the Corporation or (b) any merger or other transaction the primary purpose of which is to increase the authorized capital stock of the Corporation or to result in a surviving entity with a higher number of shares of authorized capital stock than the Corporation had prior to such merger or other transaction.

                  6. RESTRICTIONS. As long as shares of Series A Preferred Stock are outstanding, in addition to any other vote of stockholders required by law, without the prior consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, in each case given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of Series A Preferred Stock shall vote together as a class, the Corporation will not alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware containing any provision or otherwise take any act, in any case which materially and adversely alters or changes the rights, preferences, privileges or voting power of the Series A Preferred Stock.

                                                                       EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of [________], 2004 (this "Agreement") between Advanced Technology Industries, Inc., a Delaware corporation ("Parent"), and LTDnetwork, Inc., a Delaware corporation (the "Company").

         WHEREAS, Parent, the Company and LTDN Acquisition Corp., a Delaware corporation ("Acquisition"), have entered into an Agreement and Plan of Merger dated as of August [_______], 2004 (the "Merger Agreement") which provides for the merger (the "Merger") of the Company with and into Acquisition;

         WHEREAS, in connection with the Merger, Parent intends to issue to the stockholders of the Company shares of series A convertible preferred stock, par value $0.001, of Parent (the "Parent Convertible Preferred Stock") and warrants (the "Parent Warrants") to purchase shares of Parent Convertible Preferred Stock or shares of Common Stock, as the case may be;

         WHEREAS, the shares of Parent Convertible Preferred Stock will be converted into shares of common stock, par value $0.001, of Parent (the "Common Stock") if the stockholders of Parent approve an amendment to Parent's Certificate of Incorporation (the "Certificate of Incorporation Amendment") to increase the authorized capital stock of Parent in an amount sufficient such that all shares of Parent Convertible Preferred Stock can be converted into shares of Common Stock and all shares Common Stock subject to the Parent Warrants can be issued upon exercise of such Parent Warrants; and

         WHEREAS, the execution of this Agreement is a condition to the closing of the Merger under the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS.

         (a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

         "Act" or "Securities Act" means the Securities Act of 1933, as amended.

         "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         "Deferral Notice" has the meaning assigned thereto in Section 2(c).

         "Effective Time" means the date on which the Commission declares the Shelf Registration Statement effective or on which the Shelf Registration Statement otherwise becomes effective.

         "Effectiveness Period" has the meaning assigned thereto in Section
2(b).

         "Electing Holder" has the meaning assigned thereto in Section
3(a)(iii).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means any person that is the record owner of Registrable Securities.

         "Losses" has the meaning assigned thereto in Section 5(a).

         "Material Event" has the meaning assigned thereto in Section 2(a).

         "Merger Anniversary Date" means the later of (a) the date which is the first anniversary of the date on which the Merger is consummated and (b) the date Parent has received the Additional Company Financial Statements.

         "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

         The term "person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Filing Date" means the later of (a) the date Parent files the Certificate of Incorporation Amendment with the Secretary of State of the State of Delaware and (b) the date Parent has received the Additional Company Financial Statements.

         "Prospectus" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Parent under the Exchange Act and incorporated by reference therein.

         "Registrable Securities" means the shares of Common Stock issuable upon conversion of the Parent Convertible Preferred Stock or upon exercise of the Parent Warrants, and if the Preferred Filing Date has not occurred by the Merger Anniversary Date, the shares of Parent Convertible Preferred Stock; PROVIDED, HOWEVER, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

         "Restricted Security" means any shares of Parent Convertible Stock or Common Stock issuable upon conversion thereof or issuable upon exercise of a Parent Warrant except any such shares which (i) have been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, or (ii) have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to Rule 144 (or any successor provision thereto) within a single three-month period.

         "Rules and Regulations" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         "Seller Information" has the meaning assigned thereto in Section 5(a).

         "Shelf Registration" means a registration effected pursuant to Section
2.

         "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by Parent pursuant to the provisions of Section 2, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         2. SHELF REGISTRATION.

         (a) Parent shall use its reasonable efforts to, no later than 90 calendar days following the Preferred Filing Date, and, if shares of Parent Convertible Preferred Stock are to be registered, no later than 90 days following the Merger Anniversary Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act no later than 180 calendar days following the Preferred Filing Date, and, if shares of Parent Convertible Preferred Stock are to be registered, no later than 180 days following the Merger Anniversary Date; PROVIDED, HOWEVER, that Parent may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 135 days if as a result of the occurrence or existence of any pending corporate development (a "Material Event"), including, without limitation, the acquisition or disposition of assets and similar events, Parent determines in its reasonable discretion that it is appropriate to postpone having the Shelf Registration Statement declared effective. Notwithstanding any provision herein no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder. The offering made pursuant to the Shelf Registration Statement shall not be underwritten.

         (b) Parent shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement; (2) the expiration of the period referred to in Rule 144(k) of the Act with respect to all Registrable Securities held by Persons that are not Affiliates of Parent; and (3) two years from the date such Shelf Registration Statement is declared effective (such period being referred to herein as the "Effectiveness Period").

         (c) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any Material Event that, in the reasonable discretion of Parent, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, Parent shall give notice to the Electing Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Electing Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Electing Holder's receipt of copies from Parent of a supplemented or amended Prospectus, or until it is advised in writing by Parent that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Parent will use all reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above (other than with respect to events or circumstances described in clause (A) or (C) above), as soon as, in the reasonable judgment of Parent, neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the discretion of Parent, such suspension is no longer appropriate.

         3. REGISTRATION PROCEDURES. In connection with the Shelf Registration Statement, the following provisions shall apply:

         (a) (i) Not less than 30 calendar days prior to the time Parent intends in good faith to have the Shelf Registration Statement declared effective, Parent shall mail the Notice and Questionnaire to the Holders. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to Parent by the deadline for response set forth therein; PROVIDED, HOWEVER, Holders shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to Parent.

                  (ii) After the Effective Time, Parent shall, upon the request of any Holder that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. Parent shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to Parent.

                  (iii) The term "Electing Holder" shall mean any Holder that has returned a completed and signed Notice and Questionnaire to Parent in accordance with Section 3(a)(i) or 3(a)(ii).

         (b) Except during any period during which the use of the Prospectus may be suspended by Parent pursuant to Section 2(c), Parent shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that Parent shall be entitled to rely on any Seller Information.

         (c) Parent shall promptly advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Holder when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective.

         (d) Parent shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

         (e) Parent shall furnish to each Electing Holder, if such Holder so requests in writing, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

         (f) Parent shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and Parent consents (except during any suspension period pursuant to Section 2(c)) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

         (g) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, Parent shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; PROVIDED, HOWEVER, that in no event shall Parent be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject or (C) subject itself to taxation in any jurisdiction where it is not as of the date hereof so subject.

         (h) Parent shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         (i) Upon the occurrence of any fact or event contemplated by clause
(A), (B) or (C) of Section 2(c), Parent shall following the satisfaction of the time periods set forth in the last sentence of Section 2(c), prepare, if necessary, a post-effective amendment to any Shelf Registration Statement or any amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that Parent shall be entitled to rely on any Seller Information.

         4. REGISTRATION EXPENSES. Except as otherwise provided in Section 3, Parent shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         5. INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION BY PARENT. Upon the registration of the Registrable Securities pursuant to Section 2, Parent shall indemnify and hold harmless each Electing Holder, and each of such Electing Holder's officers and directors and each person who controls such Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by Parent to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and Parent hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that Parent shall not be liable to any such Indemnified Person in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Parent by any Holder, expressly for use therein (the "Seller Information"); PROVIDED, FURTHER, that Parent shall not be liable to any Indemnified Person on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either (A) (i) the applicable Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or
(B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of Parent with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

         (b) INDEMNIFICATION BY THE HOLDERS. Each Electing Holder agrees, as a consequence of the inclusion of any of such Holder's Registrable Securities in such Shelf Registration Statement, severally and not jointly, to (i) indemnify and hold harmless Parent, its directors and officers who sign any Shelf Registration Statement and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, to which Parent or such other persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by such Holder, expressly for use therein, and (ii) reimburse Parent for any legal or other expenses reasonably incurred by Parent in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) CONTRIBUTION. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders in this Section 5(d) to contribute shall be several in proportion to the number of Registrable Securities registered by them and not joint.

         (e) Notwithstanding any other provision of this Section 5, in no event will any Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

         6. MISCELLANEOUS.

         (a) OTHER REGISTRATION RIGHTS. Parent may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement.

         (b) AMENDMENTS AND WAIVERS. This Agreement, including this Section 6(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by Parent and the holders of a majority of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

         (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be given to the address of the Holders as such address appears in the records of Parent.

         (d) PARTIES IN INTEREST. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties thereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

         (e) COUNTERPARTS. This Agreement may be executed in two counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) GOVERNING LAW. THIS AGREEMENT, AND ALL CLAIMS ARISING HEREUNDER OR RELATING HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         (i) SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By:_________________________________
                                                   Name:
                                                   Title:

                                            LTDNETWORK, INC.

                                            By:_________________________________
                                                   Name:
                                                   Title:

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                        Notice of Registration Statement
                                       and
                      Selling Securityholder Questionnaire

                                     (Date)

         Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") between Advanced Technology Industries, Inc. ("Parent") and LTDnetwork, Inc. Pursuant to the Registration Rights Agreement, Parent has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of Parent's [Common Stock] [Series A Convertible Preferred Stock] (the "Securities"). A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Registrable Securities is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to Parent's counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling security holders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

                                    ELECTION

         The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

         The Selling Securityholder hereby provides the following information to Parent and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1. (a) Full Legal Name of Selling Securityholder:
       _________________________________________________________________________

   (b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:
       _________________________________________________________________________

2. Address for Notice to Selling Securityholder:
                             _________________________
                             _________________________
                             _________________________
             Telephone:      _________________________
             Fax:            _________________________
             Contact Person: _________________________

3. Beneficial Ownership of Securities:

         EXCEPT AS SET FORTH BELOW IN THIS ITEM (3), THE UNDERSIGNED DOES NOT BENEFICIALLY OWN ANY SECURITIES.

   (a) Principal amount of Registrable Securities beneficially owned:
       ___________________________________________

   (b) Principal amount of Securities other than Registrable Securities beneficially owned: ____________________________________________________________

   (c) Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement: ____________________________

4. Beneficial Ownership of other securities of Parent:

         Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any securities of Parent, other than the Securities listed above in Item
         (3).

         State any exceptions here:

5. Relationships with Parent:

         Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Parent (or its predecessors or affiliates) during the past three years.

         State any exceptions here:

6. Plan of Distribution:

         Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item
         (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale,
         (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

         State any exceptions here:

         Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities.

         By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the Securities Act and the rules and regulations thereunder.

         In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to Parent, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

         By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by Parent in connection with the preparation of the Shelf Registration Statement and related Prospectus.

         In accordance with the Selling Securityholder's obligation under
Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify Parent of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

                    (i) To Parent:
                         __________________________
                         __________________________
                         __________________________
                         __________________________

                    (ii) With a copy to:
                         __________________________
                         __________________________
                         __________________________
                         __________________________

         Once this Notice and Questionnaire is executed by the Selling Securityholder and received by Parent's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of Parent and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement, and all claims arising hereunder or relating hereto, shall be governed in all respects by the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_________________

                                   _____________________________________________
                                   Selling Securityholder
                                   (Print/type full legal name of beneficial owner of Registrable Securities)

                                   By:__________________________________________
                                   Name:
                                   Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO PARENT AT:

                      Advanced Technology Industries, Inc.